Exhibit 4.6
Deutsche Bank Equity Plan 2026 Plan Rules
Purpose
The Deutsche Bank Equity Plan is intended to motivate key employees by aligning the interests of employees of the
DB Group with those of the shareholders and fostering a sense of employee ownership through awards linked directly to the Deutsche Bank share price.
Participants in the Plan are selected at the discretion of the Committee. Participation during one Plan year does not guarantee future participation.
1.Definitions
For the purposes of the Plan, the following terms shall have the meanings indicated:
"Acknowledgement" has the meaning given in Rule 4.11, and "Acknowledge" and "Acknowledged" shall be construed accordingly.
"Acquirer Entity" means the person, company or entity which, through acquisition, merger, spin-off, transfer, or other consolidation (or series thereof), shall be the legal successor to or owner (whether direct or indirect) of the DB business unit, Division or Subsidiary (or, if applicable, the part of the DB business unit or Division) in which the relevant Participant worked, or any of its Subsidiaries or Holding Companies or any Subsidiary of any such Holding
Company.
"Agreed Termination" means a Participant ceasing to be a DB Employee following the resolution of an employment-
related dispute, resolved by the execution of a settlement, separation or compromise agreement containing, among other things, a full release of claims against each DB Group Company by the Participant, and which is approved as an
Agreed Termination by the Committee.
"Annual Award" means any Award referred to as an Annual Award in the Award Information.
"Applicable DB Group Policy or Procedure" means any DB policy or procedure regarding: general accounting;
application of accounting methodologies; approvals procedures; risk management; regulatory procedures or rules;
any other financial or compliance matters; or conduct matters, including, but not limited to, Deutsche Bank's Code of Conduct as amended from time to time (in each case of which the Participant knew or it would be reasonable to expect the Participant to have known).
"Award" means a conditional right to receive DB Shares following the Release Date granted pursuant to this Plan which may be an Annual Award, New Hire Award, Retention Award or Upfront Award. An Award does not give a
Participant a right to subscribe for unissued DB Shares.
"Award Date" means the effective date of an Award, as shown on the Award Information.
"Award Letter" means a letter issued by a DB Group Company at or around the time of an Award Information, which may set out Performance Conditions in relation to an Award as provided in Rule 4.5, and which may in some cases supplement the Award Information.
"Award Information" means the information provided to a Participant under Rule 4.3.

"Career Retirement" means voluntary termination of employment as a DB Employee by a Participant who has complete years of age plus number of complete years of service as a DB Employee equalling 60 or more ("Rule of
60"), provided however that the Participant must have five or more complete years of consecutive service (the
"Consecutive Service Requirement") as a DB Employee on or before the most recent date of termination of employment and provided the Participant has made a valid Election to Career Retire in connection with the relevant
Award. If the Consecutive Service Requirement is satisfied, the number of complete years of service used to calculate the Rule of 60 may also include any period of employment as a DB Employee prior to a break in continuous service. Where a Participant became a DB Employee as a result of a DB Group Company acquiring or merging with a company or other entity which employed the Participant, or acquiring a business in which the Participant was employed, continuous employment with that company or other entity, or in that business, ending with the date of acquisition or merger shall be treated for the purposes of this definition as service as a DB Employee, provided that the Participant has remained a DB Employee since the acquisition or merger.
"Cause" means in respect of the termination of a Participant's employment by any DB Group Company: (i) any act or omission or series of acts or omissions that, when taken together or alone, constitute a material breach of the terms and conditions of employment; (ii) the conviction of the Participant by a competent court of law of any crime (other than minor offences that do not adversely affect the business or reputation of any DB Group Company, as determined by the Committee in its sole discretion); (iii) unlawful, unethical or illegal conduct, or any misconduct by the Participant in connection with the performance of the Participant's duties as a DB Employee or conduct by the
Participant otherwise in violation of the terms of the applicable employee handbook or other local policy or contractual documentation; (iv) knowingly failing or refusing to carry out specific lawful instructions from a DB
Group Company (or a duly authorised employee or officer of such a company) relating to material matters or duties within the scope of the Participant's responsibilities for a DB Group Company; (v) committing any act involving dishonesty, fraud, misrepresentation, or breach of trust; or (vi) the issuance of any order or enforcement action against the Participant or against any DB Group Company in connection with the Participant's actions or omissions by any regulatory body with authority over the conduct of business by that DB Group Company where the issuance of that order or enforcement action impairs a) the financial condition or business reputation of the DB Group or any
DB Group Company or b) the Participant's ability to perform the Participant's assigned duties (or would have done so if the Participant were still a DB Employee).
"Change of Control" means a change in the control of Deutsche Bank AG which shall occur if, by one or a series of transactions or events, a third party or a group of third parties acting together (directly or indirectly) acquires more than 50 percent of the issued share capital of Deutsche Bank AG and/or becomes entitled to exercise more than 50 percent of voting rights attributable to the issued share capital of Deutsche Bank AG. The Committee (as constituted before the relevant event) will determine, in its sole discretion, whether or not a Change of Control has occurred in accordance with this definition.
"Closing Price" means the closing price of DB Shares in the Xetra system (currently under "DBK GY"), or the closing price on such other exchange as may be determined by the Committee from time to time.
"Committee" means the Senior Executive Compensation Committee but may alternatively be the Management
Board or any committee or other entity or persons designated by the Senior Executive Compensation Committee, the Management Board or these Plan Rules to act as the decisional body under this Plan (and, for the avoidance of doubt, the provisions of Rule 9 shall apply to any such entity or person). To the extent that matters are determined in relation to Awards made or to be made to members of the Management Board, the Committee means the
Supervisory Board of Deutsche Bank or a duly authorised committee of the same.
"Compliance Department" means any applicable compliance department of the DB Group.
"Control Failure" means:
a.a failure to take adequate steps to promptly identify, assess, report, escalate or address misconduct or risk
(including without limitation regulatory, client, reputational, market and/or other risk);
b.a failure to address, manage or remedy any control weaknesses identified by the DB Group or any regulator of which the Participant was aware (or could have been reasonably expected to be aware);
c.a failure to draft, adopt, approve or implement internal financial and operational policies or procedures of the DB Group (or any DB Group Company) which would have provided for
i.the reliability and integrity of information,
ii.compliance with laws and regulations,
iii.safeguarding and accountability of assets, and/or
iv.preventing or detecting error or fraud.
"DB Employee" means a person employed by any DB Group Company. "DB Group" means Deutsche Bank and each of its Subsidiaries.
"DB Group Company" means any company or other corporation in the DB Group.

"DB Share" means a registered share of Deutsche Bank AG, as listed and traded on the Frankfurt Stock Exchange -
Xetra or other authorised exchanges, or any other shares which may replace them from time to time (whether in a successor corporation or otherwise).
"Delivery" means DB Shares forming all or part of an Award becoming held by the Nominee (on trust absolutely for the Participant or the Participant's Representative) or, if earlier, being transferred into the Participant's (or the
Participant's Representative's) custody or brokerage account, or other settlement of the Award in accordance with
Rules 6.6, 7.1(b) or 7.1(c), or being treated as Delivered in accordance with Rule 7.4. "Delivery Date" and "Delivered"
shall be construed accordingly.
"Deutsche Bank" means Deutsche Bank AG and any successor corporation or other corporation into which Deutsche
Bank AG is merged or consolidated or to which Deutsche Bank AG transfers or sells all or substantially all of its assets.
"Dividend Equivalents" has the meaning given in Rule 4.7.
"Division(s)" means the primary operational business areas of the DB Group, which include the core revenue generating areas and infrastructure and support areas, as established or adjusted by Deutsche Bank, in its discretion, from time to time. Each Division is divided into smaller operating business units.
"Election" or "Election to Career Retire" shall have the meaning given to that term in Rule 4.6 or Rule 4.7, as applicable.
"Financial Services" includes (without limitation) any (or any combination) of the following:
a.commercial or retail banking;
b.brokerage;
c.wealth management;
d.insurance, pension or lending services;
e.financial, business, investment or economic advisory services (including raising or preserving capital or transitioning ownership of any asset);
f.asset management;
g.issuing, trading or selling instruments or other investments; and
h.advising on or investing in private equity or real estate, and also includes any other activities engaged in by any DB Group Company that the Committee considers constitute financial services.
"Financial Services Firm" means a business enterprise whose sole or primary function is the provision of Financial
Services (whether to individuals, institutions or any other person or entity).
"Holding Company" of a company or entity means a company or entity of which the first company or entity is a
Subsidiary.
"InstitutsVergV" means the German Remuneration Ordinance (Institutsvergütungsverordnung), as amended from time to time.
"Management Board" means the Management Board of Deutsche Bank (the Vorstand).
"Material Risk Taker" means a material risk taker (as determined by the DB Group in its sole discretion) having regard to InstitutsVergV or any other applicable regulation.
"New Hire Award" means an Award referred to as a New Hire Award in the Award Information, usually being "buy-
out", "replacement" or "sign-on" awards granted or issued in connection with the commencement of a Participant's employment as a DB Employee.
"Nominee" means the party authorised to hold DB Shares on trust absolutely for a Participant upon Delivery, being
DB Group Services (UK) Ltd or such other party as may be appointed by the Committee from time to time.
"Participant" means any person to whom an Award has been made under the terms and conditions of this Plan for so long as that person has any rights under this Plan.
"Performance Condition" means a condition or conditions stated in the Award Information for an Award or a Tranche of an Award, and/or the Award Letter, which determines the extent to which that Award or Tranche will Vest and/or become capable of settlement.

"Performance Period" means the period of time as referred to in InstitutsVergV (or any other applicable legislation)
during which a Participant's performance is assessed for the purposes of determining the grant of an Award under
InstitutsVergV, and "Performance Period in relation to which an Award is made" and similar phrases shall be interpreted accordingly.
"Plan" means the Deutsche Bank Equity Plan as governed by these Plan Rules.
"Plan Administrator" means DB Group Services (UK) Limited or any other person or entity appointed by the
Committee for the purpose of administering the Plan as referred to in Rule 9.1.
"Plan Rules" or "Rules" means this document, including all applicable Schedules, which sets out the binding terms and conditions of the Plan (as amended from time to time pursuant to Rule 10).
"Proof of Certification" means any information deemed necessary or desirable by the Plan Administrator (i) to confirm a Participant's compliance with the terms and provisions of an Award; (ii) to enable the Plan Administrator to apply the terms and provisions of an Award; or (iii) to enable the Plan Administrator (or any DB Group Company) to comply with its obligations in relation to an Award, including, but not limited to: copies of tax returns and employment or payroll-related documentation, or any confirmation or agreement by a Participant deemed necessary or desirable by the Plan Administrator to carry out any of the Plan Rules or any other rule or regulation, as determined by the Plan Administrator (including without limitation confirmation or agreement that the Participant is bound by the Plan Rules in relation to an Award).
"Proprietary Information" means any information which is not publicly available (other than as a result of the
Participant's action), including, without limitation, all financial or product information, business plans, client lists, compensation details or other confidential information, copyright, patent and design rights in any invention, design, discovery or improvement, model, computer program, system, database, formula or documentation, including information conceived, discovered or created during or in consequence of the Participant's employment as a DB
Employee.
"Public Service Employee" means a person employed or engaged exclusively (i) in a business, industry, organisation or entity (excluding banks, sovereign wealth funds and other financial institutions, other than central banks and regulatory bodies), that is wholly owned or controlled by the government, whether at a national or local level; or (ii)
by an organisation whose primary objective is something other than the generation of profit, such as a bona fide charitable institution; or (iii) as a teacher at a bona fide educational establishment.
"Public Service Retirement" means voluntary termination of employment as a DB Employee by a Participant to work as a Public Service Employee in the role approved by the Committee.
"Release Date" means:
a.in relation to an Award with no Retention Period, the Vesting Date;
b.in relation to an Award with a Retention Period, the last day of the Retention Period as stated in the Award
Information (or any earlier date on which the Retention Period ceases to apply under Rule 8), or, if later, the
Vesting Date, or, in each case, any later date on which it is determined that any applicable Performance
Conditions are satisfied and, in each case, subject to any delay in the Release Date pursuant to Rule 6.6.
"Relevant Individual" in relation to a Significant Adverse Event means a DB Employee or a contingent worker engaged by a DB Group Company whose conduct is the subject of an internal investigation by a DB Group Company in connection with that Significant Adverse Event which results in disciplinary measures or sanctions against the
Relevant Individual, or would have resulted in such measures or sanctions (as determined by the Committee in its absolute discretion) if, in the case of a former DB Employee, the Relevant Individual had not ceased to be a DB
Employee or, in the case of a contingent worker or former contingent worker, the Relevant Individual had been a DB
Employee subject to disciplinary measures or sanctions by a DB Group Company.
"Representative" means, in the case of death or Total Disability, the Participant's duly appointed beneficiary, legal representative or administrator, as applicable.
“Restricted Services” means services that are substantially similar to any or all of the services provided by the
Participant during the 12-month period prior to the Participant ceasing to be a DB Employee.
"Retention Award" means an Award referred to as a Retention Award in the Award Information. "Retention Award
Event Date" means the date specified as such in the Award Letter.
"Retention Period" for certain Awards means the period commencing on the Vesting Date and ending on the Release
Date (subject to the provisions of the Plan).

"Retirement" means retirement at pensionable age as determined in accordance with the pension plan arranged or provided by or in conjunction with a DB Group Company, of which the Participant is, or is eligible to be, a member, or where there is no such pension plan, retirement age as determined in accordance with the local policy of DB Group.
"Sales Price" means the price achieved (or that which would have been achieved if any DB Shares had been sold) for the sale of a DB Share on the relevant trading day for the purposes of Rule 7.4.
"Schedule" means any schedule to the Plan Rules approved by the Committee (as amended from time to time in accordance with Rule 10).
"Senior Executive Compensation Committee" means the committee delegated by the Management Board to govern this Plan.
"Significant Adverse Event" means an event (or series of events, in each case whether by any acts or omissions) that has resulted in any internal or external finding of misconduct or of risk (including without limitation regulatory, client, reputational, market and/or other risk), or financial loss (whether direct or indirect, and whether by way of a regulatory fine, sanction, action, or settlement, including any associated cost or otherwise), which, as determined by the Committee in its absolute discretion, is classified by the DB Group as being "Acute", "Severe" or "High" (or a similar level under any alternative categorisation in place from time to time) and which the Committee has determined in its absolute discretion has had or is likely to have an adverse effect on the DB Group, a DB Group
Company, a Division or a business unit.
"Subsidiary" means a company or other entity in which a Holding Company has a direct or indirect controlling interest or equity or ownership interest which represents more than fifty percent (50%) of the aggregate equity or ownership interest in that company or entity.
"Sufficiently Proximate" to a Relevant Individual in relation to a Significant Adverse Event means a Participant who is:
a.a legal, local or functional manager (or other equivalent manager type applicable at the time) of a Relevant
Individual who is a DB Employee (the "First Level Manager"), or a DB sponsor of a Relevant Individual who is a contingent worker engaged by a DB Group Company (the "First Level Sponsor");
b.a legal, local or functional manager (or other equivalent manager type applicable at the time) of a First
Level Manager or First Level Sponsor of the Relevant Individual or the head of the business unit in which the
Relevant Individual is employed or engaged;
c.only in case of a Significant Adverse Event which is classified by the DB Group as being "Acute" (or a similar level under any alternative categorisation in place from time to time), the head of Division, the Chief
Country Officer(s), the CEO or Chief Operating Officer(s) where the Relevant Individual works (or worked) or is engaged (or was engaged);
in each case, at the time when Significant Adverse Event(s) (or portion thereof), or the actions or omissions (in each case, or portions thereof) of the Relevant Individual contributing to the Significant Adverse Effect, occurred and regardless of whether the Participant was himself responsible for, or contributed to, the Significant Adverse Event, in any way other than being Sufficiently Proximate to a Relevant Individual.
"Supervisory Board of Deutsche Bank" means the board that oversees and advises the Management Board in its management of the business.
"Total Disability" means the Participant being prevented from engaging in any substantial gainful activity by physical or mental impairment that can be expected to either (i) result in death or (ii) last for a continuous period of not less than 12 months, as certified by the Committee, in its sole discretion.
"Tranche" means a portion of an Award as detailed on the Award Information, which may be subject to different provisions related to Vesting and Retention Period (if applicable), and/or Performance Conditions, to other Tranches comprised within that Award.
"Upfront Award" means an Award referred to as an Upfront Award in the Award Information which shall Vest at the
Award Date but shall be subject to a Retention Period.
"Vest" means, in the context of an Award or a Tranche of an Award, to be no longer subject to the forfeiture provisions contained in these Plan Rules, except for those contained in Rules 4.9, 5.3(a), 5.3(e), 5.3(f), 6.3, 6.5 (in relation to Upfront Awards only) and 6.7 as applicable. "Vesting" and "Vested" shall be construed accordingly. For the avoidance of doubt a Vested Award may continue to be subject to: (a) a Retention Period; and (b) lapse under
Rule 4.5 where it has not yet been Delivered (in addition to forfeiture provisions not specifically mentioned in this definition).
"Vested Award" means an Award that has Vested.

"Vesting Date" means the date or dates set forth in the Award Information upon which an Award or Tranche will Vest
(subject to the satisfaction of any Performance Conditions to which Vesting is subject), provided that if Vesting has been accelerated or delayed under these Plan Rules, it shall mean the date of Vesting determined in accordance with the relevant Rule.

2.Interpretation
In this Plan, where the context permits:
1.where an Award has been made in different Tranches, references to an Award shall be taken to refer to each
Tranche separately; and
2.words in the singular shall include the plural and vice versa.
The headings in the Rules are for the sake of convenience only and should be ignored when construing the Rules.
Each Award granted under the Plan is subject to the Plan Rules as modified by any Schedules which apply to that
Award, in each case as amended from time to time in accordance with Rule 10.2.
3.Awards
3.1.Eligibility: Subject to the terms and conditions in these Plan Rules, the Committee may from time to time make
Awards or permit Awards to be made by such other persons as it may determine to such DB Employees as the
Committee shall select. In addition, in exceptional circumstances and to the extent permitted by law (and guidance from a regulator from time to time), the Committee may (but is not obliged to) make Awards, or permit
Awards to be made by such other persons as it may determine, to a former DB Employee, where the reason for making the Awards relates to that former DB Employee's employment by a DB Group Company.
3.2.Terms of Awards: Subject to the terms and conditions in these Plan Rules, the Committee shall be entitled to determine the terms of Awards and the dates on which those Awards are made.
3.3.Award Information: As soon as practicable after the Award Date, the Participant shall be provided with Award
Information in relation to the Award in such form as the Committee shall determine in its sole discretion. The
Award Information  shall state (in relation to each Tranche of the Award where applicable):
a.the Award Date;
b.the number (or maximum number in the case of an Award subject to a Performance Condition) of DB
Shares subject to the Award;
c.the type of Award (Annual, New Hire, Retention or Upfront Award);
d.the Vesting Date (assuming no acceleration or delay of the Vesting Date under these Plan Rules);
e.the Retention Period, if the Award is subject to a Retention Period (assuming no early expiry of the
Retention Period under Rule 8); and
f.details of any Performance Conditions applicable to the Award (other than any such Performance
Condition which is just detailed in the Award Letter).
3.4.Retention Period: If an Award is to be subject to a Retention Period, the Retention Period shall be determined by the Committee at the Award Date and will be stated on the Award Information (subject to the application of these Rules). The Retention Period shall commence on the Vesting Date of the Award. If an Award is subject to a Retention Period, a Participant shall have no entitlement to receive DB Shares in respect of that
Award before the end of the Retention Period.
3.5.Performance Conditions: Awards or Tranches of Awards may be made subject to Performance Conditions as approved by the Committee at the time the Award is made. Any such conditions will be detailed in the Award
Information and/or the Award Letter. The degree to which a Performance Condition is satisfied will determine the extent to which that Award or Tranche will Vest and/ or become capable of settlement, and the degree to which the Performance Condition is satisfied must be determined before the Award or relevant part of the
Award Vests or becomes capable of settlement (as applicable). An Award shall lapse to the extent that it is determined that it is no longer capable of Vesting and/or settlement (as applicable) because the Performance
Condition has not been satisfied in full. The Management Board may amend the Performance Conditions if circumstances exist such that the Management Board considers, in its sole discretion, that the existing
Performance Conditions should be so amended to ensure that they remain appropriate or because of regulatory requirements including, without limitation, any regulatory or recovery intervention.
Notwithstanding the foregoing, in relation to an Award held by a member of the Management Board, the
Management Board's decision is not binding and the Supervisory Board will decide in its full discretion on the confirmation of or the deviation from the Management Board's decision for purposes of these Awards; the decision of the Supervisory Board shall be final and binding.

3.6.Career Retirement Election – Annual Awards or Upfront Awards: The termination treatment in relation to
Career Retirement set out in Rule 5.1(e) shall only apply to an Annual Award or Upfront Award (as applicable)
if the Participant has notified the Plan Administrator during any time period required by the Plan
Administrator in relation to that Award that the Participant intends to terminate employment as a DB
Employee by reason of Career Retirement in accordance with the procedures established by the Plan
Administrator for those purposes (an "Election" or an "Election to Career Retire"). An Election shall constitute a binding agreement that may only be modified pursuant to the terms and conditions in the Election. The Plan
Administrator may require, among other things, one or more Elections to be made in relation to an Award and may set a time period after which an Election will expire. An Election shall not be treated as notice of termination of employment given by the Participant, however, a failure to make an Election may result in forfeiture of an Award on termination in circumstances where there would have been no such forfeiture had an Election been made.
3.7.Career Retirement Election – Retention Awards: The termination treatment in relation to Career Retirement set out in Rule 5.1(f) shall only apply to a Retention Award if the Participant has notified the Plan
Administrator during any time period required by the Plan Administrator in relation to that Retention Award that the Participant intends to terminate employment as a DB Employee (such termination to take effect on or after the Retention Award Event Date) by reason of Career Retirement in accordance with the procedures established by the Plan Administrator for those purposes (an "Election" or an "Election to Career Retire"). An
Election shall constitute a binding agreement that may only be modified pursuant to the terms and conditions in the Election. The Plan Administrator may require, among other things, one or more Elections to be made in relation to a Retention Award and may set a time period after which an Election will expire. An Election shall not be treated as notice of termination of employment given by the Participant, however, a failure to make an
Election may result in forfeiture of a Retention Award on termination in circumstances where there would have been no such forfeiture had an Election been made.
Dividend Equivalents: If a dividend is declared in relation to DB Shares during the Retention Period of an
Award (or after the date an Award would have Vested but for a delay in the Vesting Date pursuant to Rule 6.6 and before the Release Date), the Committee may in its sole discretion determine that a Dividend Equivalent shall apply to that Award. A Dividend Equivalent is a right to receive a cash payment or an award of additional
DB Shares on the Release Date. The value of the Dividend Equivalent is based on the amount of dividends that would have been paid during the Retention Period (or the period from the original Vesting Date before any delay to the Release Date, as applicable) on the number of Vested DB Shares that remain subject to the
Award at the Release Date (as it may be deferred or delayed), and may be settled in either cash or further DB
Shares. The terms of Dividend Equivalents shall be determined by the Committee, and, subject to this determination by the Committee, the Plan Administrator shall determine the manner of calculation of the
Dividend Equivalents. Dividend Equivalents shall be subject to the same provisions in these Rules as the underlying Award, including but not limited to suspension, forfeiture, lapse and clawback.
3.8.Non-transferable Awards: A Participant may not at any time before settlement in accordance with Rule 7
(whether before or after the Vesting Date) (i) transfer, assign, sell, pledge or grant to any person or entity any rights in respect of any Award (including a Vested Award), other than in the event of the death or Total
Disability of the Participant; or (ii) enter into any transactions having the economic effect of hedging or otherwise offsetting the risk of price movements, or attempt to do so, with respect to all or part of the DB
Shares subject to the Award. Unless the Plan Administrator or the Committee decides otherwise, any breach of this Rule 4.9 will result in the forfeiture by the Participant of the Participant's Award without any claim for compensation by the Participant or any Representative.
3.9.Compliance: The making of any Award is subject to any approvals or consents required under any applicable laws or regulations or by any governmental authority, the requirements of any exchange on which DB Shares are traded and any policy adopted by the Compliance Department.
3.10.Acknowledgement of Award: The Participant must acknowledge the Award and agree to be bound by and comply with the provisions of the Plan and any other terms contained in the Award Information in relation to the Award ("Acknowledgement"). The procedure for Acknowledgement (including the period for doing so) will be communicated or made available to the Participant in such manner as the Committee or Plan
Administrator may determine. An Award shall not Vest and shall not be Delivered, and no DB Group Company shall have any obligation to the Participant in relation to an Award, before it has been duly Acknowledged. If the Participant has not Acknowledged the Award in accordance with the specified procedure by the end of the period provided in that procedure, the Committee may in its sole discretion notify the Participant that the
Award has lapsed, and neither the Participant nor any Representative shall have any claim for compensation in relation to that lapse. Following such lapse, the Participant will no longer be able to Acknowledge the
Award, and no DB Group Company shall have any obligation to the Participant in relation to it.
3.11.Surrender of Award: A Participant may surrender an Award, a part of an Award or a Tranche of an Award at any time prior to the Release Date, and any Award (or part or Tranche of an Award) so surrendered shall (to the extent possible) be deemed never to have been made.

4.Impact of termination of employment
4.1.Termination resulting in continued Vesting: An Award will not be forfeited by reason of the Participant ceasing to be a DB Employee and will, if not Vested, continue to Vest in accordance with the Award Information (subject to these Rules, in particular the forfeiture provisions of Rule 6) and will remain subject to any applicable
Retention Period or Performance Conditions, if the Participant ceases to be a DB Employee for one of the following reasons:
a.termination by a DB Group Company without Cause;
b.redundancy;
c.Agreed Termination;
d.the Participant ceases to be employed as a DB Employee due to the sale, merger, spin-off, transfer, or other consolidation (or series thereof) outside of the DB Group of the DB business unit, Division or Subsidiary (or, if applicable, the part of the DB business unit or Division) in which the Participant worked, but excluding a sale or transfer by which Deutsche Bank is merged or consolidated or transfers or sells substantially all of its assets;
e.in relation to Annual Awards and Upfront Awards only, Retirement, Career Retirement (subject to Rule 5.4)
or Public Service Retirement; or
f.in relation to Retention Awards, Retirement, Career Retirement (subject to Rule 5.4) or Public Service
Retirement, where the Participant ceases to be a DB Employee on or after the Retention Award Event Date.
4.2.Termination upon death or Total Disability: If a Participant ceases to be a DB Employee due to death or Total
Disability (documented to the reasonable satisfaction of the Plan Administrator), an Award which is not subject to a Retention Period or a Performance Condition will, subject to Rule 6.6, Vest in full (to the extent not previously Vested) on the next administratively possible Vesting Date for other Awards granted pursuant to the
Plan following receipt of such documentation as the Plan Administrator may require to establish the entitlement of the Participant or the Representative claiming on behalf of the Participant.
If a Participant who has ceased to be a DB Employee subsequently dies, and at the time of death holds any
Awards which are not subject to a Retention Period or a Performance Condition, those Awards will, subject to
Rule 6.6, Vest in full (to the extent not previously Vested) on the next administratively possible Vesting Date for other Awards granted pursuant to the Plan following receipt of such documentation as the Plan Administrator may require to establish the entitlement of the Participant or the Representative claiming on behalf of the
Participant.
Where an Award is subject to a Retention Period or a Performance Condition it will continue to Vest in accordance with the Award Information and subject
to these Plan Rules (including, without limitation, the forfeiture provisions of Rule 6), and will remain subject to any applicable Retention Period and Performance Condition.
4.3.Termination resulting in forfeiture: A Participant shall automatically forfeit Awards without any claim for compensation by the Participant or any Representative in the following circumstances:
a.Awards which have not been Delivered shall be automatically forfeited if, at any time prior to Delivery, the
Participant ceases to be a DB Employee by reason of termination for Cause as decided by a DB Group
Company, which shall have full discretion to make a Cause determination;
b.save as otherwise provided in Rule 5.1, Awards that have not Vested shall be automatically forfeited if, at any time prior to the Vesting Date, the Participant ceases to be a DB Employee as a result of the Participant resigning or the Participant terminating the Participant's employment with a DB Group Company for any reason (and, for the avoidance of doubt, where a Participant remains a DB Employee as at the Vesting Date, this Rule 5.3(b) shall not apply, notwithstanding, for example, that the Participant may have provided notice before the Vesting Date to terminate the Participant's employment after the Vesting Date or the
Participant has provided notice of an intention to resign after the Vesting Date);
c.without prejudice to the generality of Rule 5.3(b), an Annual Award that has not Vested shall be automatically forfeited if, at any time prior to the Vesting Date, a Participant who meets the Rule of 60 and
Consecutive Service Requirement ceases to be a DB Employee as a result of the Participant resigning or the
Participant terminating the Participant's employment with a DB Group Company for any reason in circumstances in which the Participant either failed to make an Election to Career Retire, or failed to respond to or follow the procedures outlined in Rule 4.6 or to submit an Election in accordance with those procedures in relation to such Annual Award and whose cessation of employment does not fall within the definition of Retirement, Public Service Retirement or Agreed Termination;

d.without prejudice to the generality of Rule 5.3(b), a Retention Award that has not Vested shall be automatically forfeited if:
i.at any time prior to the Retention Award Event Date, a Participant ceases to be a DB Employee as a result of the Participant resigning or the Participant terminating the Participant's employment with a
DB Group Company for any reason (and regardless of whether or not the Participant meets the Rule of
60 or Consecutive Service Requirement) unless cessation of employment falls within the definition of
Agreed Termination, or
ii.at any time on or after the Retention Award Event Date and prior to the Vesting Date, a Participant who meets the Rule of 60 and Consecutive Service Requirement ceases to be a DB Employee as a result of the Participant resigning or the Participant terminating the Participant's employment with a
DB Group Company for any reason in circumstances in which the Participant either failed to make an
Election to Career Retire, or failed to respond to or follow the procedures outlined in Rule 4.7 or to submit an Election in accordance with those procedures in relation to such Retention Award and whose cessation of employment does not fall within the definition of Retirement, Public Service
Retirement or Agreed Termination;
e.save as otherwise provided in Rule 5.1, Upfront Awards shall be automatically forfeited if, at any time prior to the Release Date, the Participant ceases to be a DB Employee as a result of the Participant resigning or the Participant terminating the Participant's employment with a DB Group Company for any reason (and, for the avoidance of doubt, where a Participant remains a DB Employee as at the Release
Date, this Rule 5.3(e) shall not apply, notwithstanding, for example, that the Participant may have provided notice before the Release Date to terminate the Participant's employment after the Release
Date or the Participant has provided notice of an intention to resign after the Release Date);
f.without prejudice to the generality of Rule 5.3(e), an Upfront Award shall be automatically forfeited if, at any time prior to the Release Date, a Participant who meets the Rule of 60 and Consecutive Service
Requirement ceases to be a DB Employee as a result of the Participant resigning or the Participant terminating the Participant's employment with a DB Group Company for any reason in circumstances in which the Participant either failed to make an Election to Career Retire, or failed to respond to or follow the procedures outlined in Rule 4.6 or to submit an Election in accordance with those procedures in relation to such Upfront Award and whose cessation of employment does not fall within the definition of
Retirement, Public Service Retirement or Agreed Termination; or
4.4.Cessation of Career Retirement: The Committee may determine, in its discretion, to remove Career Retirement from Rules 5.1(e) and 5.1(f) in respect of a Participant (or any group of Participants) who work or otherwise worked in any jurisdiction where there is a reasonable possibility or likelihood (as determined by the Committee)
that the provisions in Rule 6.5 (in relation to Restricted Services following Career Retirement) are not enforceable or will cease to be enforceable. If the Committee exercises its powers under this Rule, any valid
Election to Career Retire that has been duly made shall not be affected in connection with that relevant Award and prior to that Election expiring.

5.General forfeiture and clawback
5.1.Forfeiture of all unvested Awards: In addition to the other forfeiture provisions contained in the Plan Rules, a
Participant shall automatically forfeit any Awards that have not Vested, without any claim for compensation by the Participant or any Representative, if any of the following events or activities occurs at any time prior to the
Vesting Date for that Award, during or following employment as a DB Employee (including in connection with or following any form of termination identified in Rules 5.1 or 0):
a.the Participant directly or indirectly solicits or entices away, or endeavours to solicit or entice away any individual person who is employed or engaged by any DB Group Company and, if following the termination of the Participant's employment as a DB Employee, with whom the Participant has had business dealings during the course of the Participant's employment in the 12 months immediately prior to the termination date;
b.the Participant solicits, directly or indirectly, any company, entity or individual who was a customer or client of any DB Group Company and, if following the termination of the Participant's employment as a
DB Employee, with whom the Participant has had business dealings during the course of the Participant's employment in the 12 months immediately prior to the termination date in order to provide Restricted
Services to such company, entity or individual;
c.the Participant directly or indirectly obtains, uses, discloses or disseminates Proprietary Information to any other company, individual or entity or otherwise employs Proprietary Information, except as specifically required in the proper performance of the Participant's duties for any DB Group Company;
d.the Participant acts in a manner that is prejudicial to the reputation of the DB Group or any DB Group
Company;
e.the Participant or any Representative is responsible for any act or omission that breaches the terms of any agreement into which the Participant has entered with any DB Group Company, including any
Election agreement, settlement or separation agreement or compromise agreement; or
f.the Participant fails to provide, if asked, Proof of Certification, in accordance with Rule 7.6.
5.2.Forfeiture of all undelivered Awards: In addition to the other forfeiture provisions contained in the Plan Rules, the Committee may, in its sole discretion, determine that a Participant shall forfeit such proportion (up to and including 100%) of any Award which has not been Delivered as may be determined by the Committee in its sole discretion without any claim for compensation by the Participant or any Representative in the following circumstances:
a.where a Participant engages in any conduct at any time prior to the Delivery Date, including prior to the
Award Date, that:
i.breaches any Applicable DB Group Policy or Procedure;
ii.breaches any applicable laws or regulations imposed other than by the DB Group or any DB Group
Company; or
iii.constitutes a Control Failure, whether arising by act or omission (or series of acts or omissions), whether in whole or in part, directly or indirectly;
in each case, where that conduct is the subject of an internal investigation by a DB Group Company or of an investigation by a regulatory or law enforcement body and it results in disciplinary measures or sanctions against the Participant or a DB Group Company (which, for the avoidance of doubt, shall include any significant supervisory measure imposed on DB Group or any DB Group Company) or would have resulted in such measures or sanctions if the Participant had not ceased to be a DB Employee (or ceased to be an employee of a specific DB Group Company whilst remaining a DB Employee);
b.where:
i.the grant or Vesting of that Award was based on a performance measure or measures or on assumptions that are later determined to be materially inaccurate (regardless of whether any relevant measures or assumptions were communicated to the Participant); or
ii.the grant, vesting or settlement of any other award made to the Participant (whether under the Plan, other compensation plans or other bonus or incentive arrangements, and whether delivered or not)
was based on a performance measure or measures or on assumptions that are later determined to be materially inaccurate (regardless of whether any relevant measures or assumptions were communicated to the Participant);
c.where a Significant Adverse Event occurs, and the Committee considers the Participant to be Sufficiently
Proximate to a Relevant Individual in relation to that Significant Adverse Event; or

d.where the Committee determines, in its sole discretion, that forfeiture is required on the basis of prevailing regulatory requirements (which includes any legislation or guidance published by a regulator from time to time). For the avoidance of doubt, this includes (but is not limited to) having regard to sections 7 of InstitutsVergV and 45 para. 2 sentence 1 no. 5a, 6 of the German Banking Act
(Kreditwesengesetz) (as may be amended, modified or replaced from time to time), including any order made by the German Federal Financial Supervisory Authority (BaFin) or any other competent regulatory authority including the US Securities and Exchange Commission (SEC) and applicable securities listing exchanges in relation to such regulatory requirements. Forfeiture may include awards that are permitted to be recovered in satisfaction of the compliance obligations of such rules or laws, if such recovery is the selected method of recovery that the Committee determines is appropriate, alone or in combination with other methods or means of recovery.
Forfeiture under this Rule 6.2 may occur either before or after the Participant ceases to be a DB
Employee for any reason.
5.3.Forfeiture for behaviour amounting to Cause: A Participant shall automatically forfeit any Awards which have not been Delivered if:
a.during the Participant's employment as a DB Employee, the Participant is responsible for an act or omission, or a series of acts or omissions, which amounted to behaviour listed in the definition of Cause in Rule 2, whether or not the employment is terminated as a result of those acts or omissions.
b.after the termination of the Participant's employment as a DB Employee (for whatever reason), it is determined that the Participant was responsible for an act or omission, or a series of acts or omissions, while a DB Employee which gave rise to a right on the part of any DB Group Company to terminate the
Participant's employment for Cause, even if that right was not exercised; or
c.after the termination of the Participant's employment as a DB Employee, the Participant is responsible for an act or omission, or a series of acts or omissions, which would have given rise to a right on the part of any
DB Group Company to terminate the Participant's employment for Cause had the Participant been a DB
Employee at the time of the acts or omissions,
in each case whether or not any DB Group Company or any officer or employee of any DB Group Company knew at the time of the act or omission, or series of acts or omissions, that the relevant right had arisen or would arise.
Neither the Participant nor any Representative shall have any claim for compensation in relation to any forfeiture under this Rule 6.3.
5.4.Failure to provide details of brokerage or custody account: If an Award is to be Delivered (or has been Delivered to the Nominee) in DB Shares or other securities, and, if required by the Plan Administrator, the Participant has not provided details of a valid brokerage or custody account in accordance with Rule 7.3, the Committee may in its sole discretion at any time before the transfer of the relevant shares or securities to such an account (whether before or after Delivery of the Award) forfeit that Award (and/or the shares or securities Delivered to the
Nominee pursuant to it), and neither the Participant nor any Representative shall have any claim for compensation in relation to that forfeiture against any DB Group Company or the Nominee (as applicable).
Following any such forfeiture of shares or securities which have been Delivered to the Nominee, the Participant shall no longer have any beneficial interest in those shares or securities.
5.5.Forfeiture following Retirement, Career Retirement or Public Service Retirement: Following Retirement or
Career Retirement, a Participant shall automatically forfeit without any claim for compensation by the
Participant or any Representative any Awards that have not Vested and any Upfront Awards if the Participant is employed or engaged in any capacity by a Financial Services Firm (whether directly or via an intermediary and whether or not for remuneration) in connection with the provision of Restricted Services (before the Release
Date in the case of Upfront Awards) except where:
a.the services are provided in the ordinary course of a business other than a Financial Services Firm which employs or engages the Participant in any capacity; and
b.either:
i.the majority of the clients to whom the Participant's services are provided are not Financial Services
Firms; or
ii.the services provided by the Participant taken as a whole are not Restricted Services.
Following Public Service Retirement, a Participant shall automatically forfeit without any claim for compensation by the Participant or any Representative any Awards that have not Vested and any Upfront
Awards if the Participant is no longer exclusively employed in the approved role of a Public Service Employee for any reason other than death or Total Disability.

5.6.Suspension:
a.If the Committee considers that circumstances may be such that forfeiture may result under Rule 5.3(a),
Rule 6.1(a) to (f), Rule 6.2, Rule 6.3, Rule 6.5 or Rule 6.7, the Vesting Date and/ or the Release Date and/or
the Delivery Date for an Award may at the sole discretion of the Committee be delayed until after those circumstances have been investigated (including, but not limited to, pursuant to any investigation referred to in Rule 6.2) and a determination regarding forfeiture has been made.
b.In addition, and without limitation to rule 6.2(d), the Committee may delay the Vesting Date and/or the
Release Date and/or the Delivery Date of an Award in order to comply with, or to enable the compliance with, prevailing regulatory requirements (which, for the avoidance of doubt, includes any legislation or guidance published by a regulator from time to time and (without limitation) sections 7 of InstitutsVergV and 45 para. 2 sentence 1 no. 5a, 6 of the German Banking Act (Kreditwesengesetz) (in each case, as may be amended, modified or replaced from time to time)).
c.Where the Delivery Date for an Award is delayed under this Rule 6.6 such that it is after a Change of
Control, and the Award is to be settled, the Committee may make such arrangements as it considers fair and reasonable for settlement of the Award (or portion of an Award) (including settlement in cash) where
Delivery in DB Shares would no longer be appropriate.
d.Where the Vesting Date and/or Release Date and/ or the Delivery Date for an Award is delayed under Rule
6.6(a) and a determination has been made not to forfeit an Award (or portion of an Award), if:
i.the Participant disposes of the DB Shares immediately following the transfer of the shares into the
Participant's custody account; and
ii.the Committee determines that the Participant has suffered a disadvantage as a result of the delay caused by the suspension due to changes in the value of a DB Share or changes in the relevant foreign exchange rates between the first date that DB Shares could have been sold by the Participant (taking account of any restrictions on the Participant's ability to sell DB Shares imposed by applicable laws or regulations, the requirements of any exchange on which DB Shares are traded and any policy adopted by the Compliance Department) following the date that Delivery was originally expected to occur (the
"Earliest Sale Date") and the date of sale following the delayed Delivery Date, the Committee may, but is not obliged to, make a discretionary payment of such sum as it considers appropriate to the Participant by way of
compensation, provided that in no event may any such sum exceed the difference in the value of the relevant DB Shares Shares (determined by reference to the Closing Price, or such other price as the
Committee may consider appropriate, at the relevant time) at the Earliest Sale Date and the value of those
DB Shares on the date of sale.
e.Where the Vesting Date and/or the Release Date is delayed under this provision, the Award or Tranche of any Award shall not be subject to forfeiture: (i) under Rule 5.3(b), (c) or (d) if the Participant ceases to be a
DB Employee after the original Vesting Date of the Award for reasons described in those Rules; (ii) under
Rule 5.3(e) or (f) if the Participant ceases to be a DB Employee after the original Release Date of the Award for reasons described in those Rules; or (iii) under Rule 6.5 if the Participant ceases to be a Public Service
Employee after the original Vesting Date of the Award, or after the original Release Date of an Upfront
Award.
5.7.Additional forfeiture provisions for Material Risk Takers: In addition to the other forfeiture provisions contained in the Plan Rules (and without prejudice to the operation of those provisions), if a Participant was a Material Risk
Taker in any part of a Performance Period in relation to which an Award was made, and the Committee has determined that applicable laws or regulations require that a provision such as this Rule 6.7 apply to that Award, any part of that Award that has not been Delivered shall be forfeited, without any claim for compensation by the
Participant or any Representative, if the Committee determines in its sole discretion that the Material Risk Taker has during that Performance Period:
a.participated to a significant extent in or been responsible for conduct that has resulted in significant loss, save that  on the basis of prevailing regulatory requirements, in extreme exceptional cases the Material Risk
Taker does not have to have been at fault due to the materiality of the loss; or
b.participated to a significant extent in or been responsible for conduct that has resulted in a material regulatory sanction for any DB Group Company; or
c.failed to comply to a significant extent with relevant external or internal rules regarding appropriate standards of conduct (including, without limitation, standards of fitness and propriety and/or any

Applicable DB Group Policy or Procedure) within the ambit of section 18 para 5 sentence 3 no. 2 of
InstitutsVergV or a similar provision in any other applicable regulation.
5.8.Clawback of Awards Delivered to Material Risk Takers or in relation to a competent regulatory authority:
a.This Rule 6.8 applies in relation to an Award (or, where applicable, Tranches of an Award) Delivered to a
Participant who was a Material Risk Taker in any part of the Performance Period in relation to which the
Award is made, and the Committee has determined that applicable laws or regulations require that a provision such as this Rule 6.8 apply to that Award, if the Committee determines in its sole discretion that the Material Risk Taker has during that Performance Period:
i.participated to a significant extent in or been responsible for conduct that has resulted in significant loss, save that on the basis of prevailing regulatory requirements, in extreme exceptional cases the
Material Risk Taker does not have to have been at fault due to the materiality of the loss,
ii.participated to a significant extent in or been responsible for conduct that has resulted in or a material regulatory sanction for any DB Group Company; or
iii.failed to comply to a significant extent with relevant external or internal rules regarding appropriate standards of conduct (including, without limitation, standards of fitness and propriety and/or any
Applicable DB Group Policy or Procedure) within the ambit of section 18 para 5 sentence 3 no. 2 of
InstitutsVergV or the equivalent provision in any other applicable regulation; or
iv.where the Committee determines, in its sole discretion, that clawback is required on the basis of prevailing regulatory requirements (which includes any legislation or guidance published by a regulator from time to time). For the avoidance of doubt, this includes any order made by the German Federal
Financial Supervisory Authority (BaFin) or any other competent regulatory authority, including the US
Securities and Exchange Commission (SEC) and applicable securities listing exchanges in relation to such regulatory or other legal requirements. Clawback required by such rules or laws, may also include awards delivered as well as made in the performance period, and, for the avoidance of doubt, may include awards that are permitted to be recovered in satisfaction of the compliance obligations of such rules or laws, if such recovery is the selected method of recovery that the Committee determines is appropriate, alone or in combination with other methods or means of recovery.
Clawback under this Rule 6.8 may occur either before or after the Participant ceases to be a DB Employee for any reason.
b.Where the Committee determines that this Rule 6.8 applies in relation to an Award (or Tranche of an
Award), the Participant shall be required to reimburse the Clawback Amount to the DB Group in accordance with the provisions of this Rule 6.8. The Committee shall notify the Participant in writing of the determination and of the Clawback Amount that is due from the Participant (a "Clawback Notice").
c.For the purposes of this Rule 6.8, the "Clawback Amount" shall be either:
i.the number of DB Shares Delivered pursuant to the Award (or Tranche of an Award) (the "Clawback
Shares"); or
ii.the market value at the Delivery Date of the DB Shares Delivered pursuant to the Award (or Tranche of an Award) (as determined by the Committee), which shall be the gross amount used by the DB Group to determine the total reported income for income tax and social security purposes (the "Clawback
Cash").
The Participant shall reimburse the DB Group for the Clawback Amount by either, at the election of the
Participant, transferring the Clawback Shares to such person or entity designated by the Committee or paying the Clawback Cash to a DB Group Company designated by the Committee, as directed by the Committee, in each case as soon as possible after the Clawback Notice takes effect (as provided in Rule 12.2), and in any event within 30 days of that notice taking effect. If the Participant fails to reimburse the DB Group within 30 days of the notice taking effect, the DB Group reserves all of its rights to obtain reimbursement of the Clawback
Amount (whether the Clawback Shares or the Clawback Cash, or any combination thereof, regardless of any election of the Participant) from the Participant in any way (or any combination of ways) it deems appropriate to the extent permitted by law.
Without prejudice to the generality of the foregoing, any DB Group Company shall be entitled to:
i.deduct the relevant sum or part of it from any amounts due to the Participant from that DB Group
Company (including salary) to the extent permitted by applicable law; and/or

ii.institute legal proceedings against the Participant for the recovery of the Clawback Amount or any part of it.
d.If the Participant has paid or is liable to pay any taxation or social security contributions in relation to the Award or any DB Shares acquired pursuant to the Award and the Committee considers that such taxation or social security contributions may not be recovered from or repaid by the relevant tax authority, the Committee at its discretion, may, but is not required to, reduce the Clawback Amount to take account of this amount. Where the Clawback Amount is so reduced, the Participant shall make reasonable efforts to recover the amount of taxation and social security contributions which resulted in the reduction from the relevant tax authority, and if any such taxation or social security contributions are subsequently recovered by the Participant from the relevant tax authority, the
Participant shall pay the amount of any such taxation or social security contributions recovered by the
Participant to the DB Group. If the Clawback Amount is reduced as described in this Rule 6.8(e) and a
DB Group Company recovers any amount of taxation or social security contributions associated with the reduction, the DB Group Company shall retain the amount so recovered.
e.Neither the Participant nor any Representative shall have any claim for compensation as a result of the operation of this Rule 6.8.
f.This Rule 6.8 shall not apply to an Award unless the Clawback Notice is delivered so as to take effect before the second anniversary of the Last Vesting Date for the Award. For these purposes, the "Last
Vesting Date" is the date set forth in the Award Information as the date upon which the Award Vests, or where the Award is granted in Tranches, the final date set forth in the Award Information as the date upon which a Tranche of the Award Vests.

6.Award Settlement
6.1.Time and manner of settlement of an Award: Subject to this Rule 7 (and in particular Rule 0), Delivery of an
Award may be spread over up to ten business days following the Release Date of that Award, or such other number of days as determined by the Committee in its sole discretion, from and including the Release Date, by way of (each a "distribution"):
a.the transfer (whether by a DB Group Company or a third party entity) of the number of DB Shares subject to the Vested Award (taking account of any reduction in that number pursuant to the application of any
Performance Condition and any DB Shares to be delivered pursuant to Dividend Equivalents) on or after the
Release Date either to the Nominee to hold on trust absolutely for the Participant before onward transfer to an approved account established by the Participant or directly into such account (in both cases, subject to the withholding provisions in Rule 7.4);
b.if the operation of the Plan means that a Participant would be entitled to receive a fraction of one DB
Share, that fraction will be settled in the manner the Plan Administrator in its sole discretion sees fit, including, but not limited to: (i) making a cash payment to the Participant equal to the cash value of the fraction of one DB Share; or (ii) offsetting the cash value of the fraction of one DB Share against an obligation or liability of the Participant under this Plan; or
c.in the case of any changes to legislation including exchange control or regulatory treatment of any DB
Group Company or any present or future Participant arising in relation to any Award following the Award
Date, or in the event that any approval or consent required to permit the settlement of an Award in DB
Shares (or the acquisition of those shares by any DB Group Company for the purpose of settlement of an
Award) is not in place at the requisite time, the Committee may decide that DB Shares will not be transferred in accordance with Rule 7.1(a), but instead a cash payment will be made to the Participant through local payroll (instead of receiving DB Shares), calculated as set out below.
For the purposes of Rule 7.1(c), the cash amount or value will be based on a price per share for each DB Share subject to the Award equal to either the average Sales Price or the average Closing Price per DB Share for the period over the applicable number of trading days of the month in which the Release Date occurs (or such other number of days as the Committee may determine in its sole discretion or as may be required in a particular location for regulatory or tax reasons) and converted using a foreign exchange rate reported at close over the same period as the period in which the average Sales Price or the average Closing Price per DB Share, as applicable, is determined, or such other DB Share price or foreign exchange rate that the Committee or Plan
Administrator deems appropriate.
Where an Award is settled following death or Total Disability of a Participant, Delivery may be made to the
Participant's Representative following the Representative evidencing the Representative's entitlement to so act to the satisfaction of the Committee.
6.2.Payment: Any cash payment made in connection with Rule 7.1 or pursuant to any Dividend Equivalents will be made within a reasonable number of days but, in any event, no longer than 70 days following the Release Date, subject to local payroll cycles and procedures. Any payment may be made and/or reported through the
Participant's employer, regardless of any adverse tax consequences this may cause to the Participant.
6.3.Custody/brokerage account: If required by the Plan Administrator, the Participant or any Representative must provide to the Plan Administrator, before the Vesting Date or such other date as identified by the Plan
Administrator, details of a valid DB Group brokerage or custody account, or other brokerage or custody account approved by the Plan Administrator for this purpose, to which any payment to the Participant in the form of DB
Shares or other securities is to be made, in a form satisfactory to the Plan Administrator.
6.4.Tax and social security and other statutory withholding: The Plan Administrator or any DB Group Company may
withhold such amount and make such arrangements as it considers necessary to meet any liability to taxation, social security contributions or any other statutory deduction in respect of Awards. Without limitation, a distribution into a Participant's custody or brokerage account may be made net of any applicable taxes, social security requirements and any other statutory deductions which a DB Group Company or former DB Group
Company is required to withhold or account for, or the distribution may be reduced by a number of DB Shares or other assets with a value equal to the amount of such applicable tax, social security requirements and any other statutory deductions, and in each case the amount of the deduction or the reduced number of DB Shares shall be treated as Delivered. Depending on the Participant's individual circumstances, if a Participant changes locations between the Award Date and settlement, any distribution to that Participant may become subject to multiple withholding taxes or double taxation. The Plan Administrator or Nominee may sell an appropriate portion of the DB Shares or other assets otherwise distributable to the Participant (or the Participant's
Representative or such other person to whom the distribution is made) and withhold sufficient sale proceeds to satisfy the withholding liability, and such portion of the DB Shares or other assets so sold shall be treated as
Delivered.

The Participant (or the Participant's Representative, if applicable) is responsible for reporting the receipt of income or the proceeds of any sale as a result of the operation of this Rule 7.4 or otherwise to the appropriate tax authority (except where any DB Group Company is legally obliged to account for such reporting).
No DB Group Company takes any responsibility (except where legally required) as to the taxation, social security or other statutory deduction consequences of the Participant participating in the Plan and a Participant should therefore seek independent advice on tax, social security and any other statutory deductions.
6.5.Amounts owed by Participant to a DB Group Company: Subject to applicable law, the Plan Administrator or any
DB Group Company may withhold such amount and make such arrangements as it considers necessary in relation to the settlement of an Award to recover any amounts owed for any reason by the Participant to any DB
Group Company ("Owed Amounts"). Without limitation, a distribution into a Participant's custody or brokerage account may be made net of any Owed Amounts, or the distribution may be reduced by a number of DB Shares or other assets with a value equal to the Owed Amounts, and in each case the amount of the deduction or the reduced number of DB Shares shall be treated as Delivered. The Plan Administrator or Nominee may sell an appropriate portion of the DB Shares or other assets otherwise distributable to the Participant (or the
Participant's Representative or such other person to whom the distribution is made) and withhold sufficient sale proceeds to satisfy the Owed Amounts, and such portion of the DB Shares or other assets so sold shall be treated as Delivered.
6.6.Proof of Certification: If the Plan Administrator requests any Proof of Certification, the Participant must provide such Proof of Certification in a form satisfactory to the Plan Administrator within 30 days of the request
(including Proof of Certification sufficient to determine the circumstances in which the Participant ceases to be a DB Employee).
6.7.Notification of events: The Participant must notify the Plan Administrator of any events which may result in the forfeiture of the Award or any part of it prior to any Delivery Date. Furthermore, the Participant agrees that the
Participant shall be deemed to warrant and undertake to the Plan Administrator and each DB Group Company on each Delivery Date that the Participant has not acted in any way giving rise to forfeiture pursuant to these
Plan Rules at any time prior to the relevant Delivery Date.
If, contrary to Rule 6, the Participant derives any benefit, following the Release Date, to which the Participant is not entitled then the Plan Administrator (or any relevant DB Group Company) shall be entitled to a full recovery of all benefits derived by the Participant wrongly in breach of the warranty and undertaking and/or contrary to
Rule 6. This shall be without prejudice to any other rights which any DB Group Company may have arising out of the act or omission giving rise to forfeiture.
6.8.Compliance: The settlement of any Award is subject to any approvals or consents required under any applicable laws or regulations or by any governmental authority, the requirements of any exchange on which DB Shares are traded and any policy adopted by the Compliance Department. Without prejudice to the generality of the foregoing, and without prejudice to the Committee's right to settle in cash under Rule 7.1(c), if any approval or consent required to permit the settlement of an Award in DB Shares (or the acquisition of those shares by any
DB Group Company for the purpose of settlement of an Award) is not in place in time to facilitate the transfer of
DB Shares on the Release Date, the first date on which the transfer of DB Shares referred to in Rule 7.1(a) shall take place shall be the first business day following the obtaining of the approval or consent on which DB Shares are delivered to a share account in the name of the Plan Administrator for the settlement of Awards. In such case, Delivery of an Award may be spread over up to ten business days following that later date (or such other number of days as determined by the Committee in its sole discretion) provided that the last of the days over which Delivery is spread shall not be later than 70 days following the Release Date.

7.Corporate events
7.1.Effect of Change of Control on Annual, New Hire and Retention Awards: Except as may otherwise be specified in a Participant's Award Information, on or before the occurrence of a Change of Control, the Committee shall have the sole discretion to determine whether none, some or all of the outstanding Awards will Vest (and the extent to which any Performance Conditions applicable to those Awards shall be treated as satisfied) and/or be settled as a result of the Change of Control, to the extent not already Vested.
7.2.Effect of Change of Control on Vested Awards subject to a Retention Period: Except as may otherwise be specified in a Participant's Award Information, on or before the occurrence of a Change of Control, the
Committee shall have the sole discretion to determine as to whether any Retention Period to which a Vested
Award (whether Vested pursuant to Rule 8.1 or otherwise) is subject shall be treated as ending before the
Release Date specified in the Award Information as a result of the Change of Control.
7.3.Corporate successors: The Plan shall not be automatically terminated by a transfer or sale of the whole or substantially the whole of the assets of Deutsche Bank AG, or by its merger or consolidation into or with any other corporation or other entity, but the Plan or an equivalent equity incentive plan shall be continued after such sale, merger or consolidation subject to the agreement of the transferee, purchaser or successor entity. In the event that the Plan is not continued by the transferee, purchaser or successor entity, the Plan shall terminate subject to the provisions of the Plan, including Rule 7 and Rule 10, and the Participant or any
Representative shall have no further claim for compensation arising out of any such termination of the Plan.
7.4.Changes in capitalisation: If any change affects DB Shares on account of a merger, reorganisation, rights issue, extraordinary stock dividend, stock split or similar changes which the Committee reasonably determines justifies adjustments to Awards, the Plan Administrator shall make such appropriate adjustments as are determined by the Committee to be necessary or appropriate to prevent enlargement or dilution of rights.
8.Administration
8.1.Administration by the Plan Administrator: The Plan Administrator shall be responsible for the general operation and administration of the Plan in accordance with its terms and for carrying out the provisions of the Plan in accordance with such resolutions as may from time to time be adopted, or decisions made, by the Committee and shall have all powers necessary to carry out the provisions of the Plan.
8.2.Interpretation by the Committee: The Committee will have full discretionary power to interpret and enforce the provisions of this Plan and to adopt such regulations for administering the Plan as it decides are necessary or desirable. All decisions made by the Committee (including, for the avoidance of doubt, by the Plan
Administrator, the DB Group or a DB Group Company, where designated in the Plan Rules as the body to make the decision) pursuant to the Plan are final, conclusive and binding on all persons, including the Participants and any DB Group Company.
8.3.Forfeiture and Vesting: The Committee shall have full discretion to determine whether or not any of the events or activities set forth in Rule 5 and/or Rule 6 has occurred.

9.Amendment or termination of the Plan
9.1.Termination of Plan: The Committee may terminate the Plan at any time in its sole discretion. Termination of the
Plan (as opposed to amendment of the Plan) would be without prejudice to the subsisting rights of Participants.
9.2.Amendment of Plan: The Committee may at any time amend, alter or add to all or any of the provisions of the
Plan (including, for the avoidance of doubt, the amendment of existing Schedules and the addition of new
Schedules) or of any Award Information or any Performance Condition in any respect in its sole discretion, provided that the Committee cannot materially adversely affect a Participant's existing Award except:
a.with the Participant's prior consent; or
b.where the amendment, alteration or addition is made in order to comply with applicable regulatory requirements which, for the avoidance of doubt, includes any legislation or guidance published by a regulator from time to time.
For the avoidance of doubt, no oral representation or statement made by any party, including any employee, officer, or director of any DB Group Company as to the interpretation, application or operation of this Plan or any Awards under it either generally or to any specific set of circumstances shall bind any DB Group Company unless it is confirmed in writing by the Plan Administrator or Senior Executive Compensation Committee.
9.3.Termination of Awards: The Committee may, in its sole discretion, decide at any time to replace an Award or a
Tranche of an Award with an award of other assets (including cash or any combination of cash and other assets)
or to take such other steps as necessary or appropriate to prevent enlargement or dilution of rights.
10.General
10.1.No guarantee of benefits or unintended rights:
a.The granting of an Award is at the sole discretion of the Committee (or other persons the Committee permits to make Awards under Rule 4.1). The Committee is not obligated to make any Award, or permit any Award to be made, in the future or to allow DB Employees to participate in any future or other compensation plan even if an Award has been awarded in one or more previous years.
b.Nothing in these Plan Rules shall be construed as an obligation or a guarantee by any DB Group
Company, the Committee or the Plan Administrator with respect to the future value of an Award.
c.Nothing contained in these Plan Rules shall constitute a guarantee by any DB Group Company that the assets of the DB Group will be sufficient to pay any benefit or obligation hereunder. No Participant or any
Representative shall have any right to receive a benefit under the Plan except in accordance with the terms of these Plan Rules.
d.An Award and resulting distribution shall not (except as may be required by taxation law or other applicable law) form part of the emoluments of individuals or count as wages or remuneration for pension or other purposes.
e.If a Participant ceases to be a DB Employee for any reason, and, as a result, loses or suffers a diminution in value of an Award in accordance with the Plan Rules, that Participant shall not be entitled, and shall be deemed irrevocably to have waived any entitlement, to any compensation by way of damages or otherwise in connection with that loss or diminution in value in relation to the Award, except as specifically provided for in the Rules.
f.Notwithstanding anything to the contrary in these Rules, the Participant shall not have, and waives any right to, bring a claim against any DB Group Company for any loss caused or alleged to have been caused by the manner in which any discretion referred to in these Rules has been exercised (or, as the case may be, not exercised).
10.2.No enlargement of Participant rights: The establishment of the Plan and the making of Awards under it is entirely at the sole discretion of the Committee, shall not be construed as an employment agreement and shall not give any Participant the right to be retained as a DB Employee or to otherwise impede the ability of any DB Group Company to terminate the Participant's employment. No communications concerning the
Award shall be construed as forming part of a Participant's terms and conditions of employment or any employment agreement with any DB Group Company.
10.3.Severability: The invalidity or non-enforceability of any one or more provisions of these Rules shall not affect the validity or enforceability of any other provision of these Rules, which shall remain in full force and effect.

10.4.Limitations on liability: Notwithstanding anything to the contrary in these Rules, neither any DB Group
Company, the Plan Administrator, nor any individual acting as an employee, agent or officer of any DB Group
Company or the Plan Administrator, shall be liable to any Participant, former employee or any Representative for any claim, loss, liability or expense incurred in connection with the Plan.
10.5.Claims by Participants: Any claim or action of any kind by a Participant or Representative with respect to benefits under the Plan or these Plan Rules, including any arbitration or litigation filed in a court of law, must be brought within one year from the date that settlement of a Participant's Award was made or would have been made had such Award not been forfeited or lapsed pursuant to these Rules, save to the extent that this restriction would be unlawful under applicable law.
10.6.No trust or fund created: Neither the Plan nor any agreement made hereunder shall create or be construed as creating a trust or separate fund of any kind or a fiduciary relationship between any DB Group Company and the Participants or any Representative. To the extent that any Representative acquired a right to receive payments from any DB Group Company pursuant to a grant under the Plan, such right shall be no greater than the right of any unsecured general creditor of that DB Group Company.
10.7.No right to dividends: An Award does not give any right to the Participant to receive dividends in relation to any DB Shares prior to Delivery of those DB Shares to the Participant. For the avoidance of doubt, any amounts payable to the Participant in connection with Dividend Equivalents do not constitute dividends on
DB Shares (notwithstanding that the amount of those payments is calculated by reference to the amount of dividends paid on DB Shares).
10.8.Dealing in DB Shares: Any dealing in DB Shares acquired by a Participant pursuant to the Plan shall remain subject to the requisite Compliance Department approval.
10.9.Participant confidentiality: Except where this provision is contrary to applicable law (including for the avoidance of doubt any applicable law of a jurisdiction other than England and Wales) the Participant shall maintain the Participant's participation in the Plan in confidence both within and outside the DB Group, and shall not disclose the provisions of the Plan or the amount of any Award made to the Participant under the
Plan to any person or entity, except the Participant's spouse or partner or their legal, tax and/or financial adviser or to the extent legally required to do so, without the prior written authorisation of the Plan
Administrator. For the avoidance of doubt, nothing in these Rules shall prohibit or restrict the Plan
Administrator, any Participant or any Group Company from disclosing information to any securities exchange, tax or regulatory authority having jurisdiction over any Group Company or in order to take professional advice or as ordered by a court of competent jurisdiction. Additionally, neither the Plan Administrator, any
Participant nor any Group Company is prevented by these Rules from reporting any wrongdoing to a statutory regulator in circumstances in which there is a duty to disclose that wrongdoing or from reporting a criminal offence to the police or other relevant criminal enforcement body.
10.10.Assignment: Except in accordance with Rule 4.9, an Award, including a Vested Award, is not transferable or assignable by the Participant. Notwithstanding this, any DB Group Company shall have the right to novate and/or assign its contractual rights and/or obligations under this Plan in full or in part to any other DB Group
Company or an Acquirer Entity at its sole discretion without the express consent of the Participant.
10.11.Data protection: Any DB Group Company may collect and process various data that is personal to a
Participant (including, for example, name and address, taxpayer and social security identification numbers, and employee number or other means of confirming employment and title or position with a DB Group
Company) for the following purposes:
a.administering the Plan and Awards;
b.complying with any legal or regulatory requirements, including tax-related requirements; and
c.preventing or investigating crimes and misconduct.
This data will be collected directly from the Participant or from the DB Group Company that employs the
Participant. If a Participant chooses not to provide or update the data for the purposes described above, this may result in the DB Group being unable to administer the Plan and Awards in respect of the Participant.
In certain countries, there is a requirement to inform Participants of the legal bases permitting DB Group to collect and handle Participants' personal data. In such countries, the legal bases on which DB Group collects and uses a Participant's personal data are to enter into a contract of employment with the Participant, to comply with legal obligations, or because it is necessary in DB Group's legitimate interests.

A DB Group Company may disclose this data to its affiliates or service providers (including the Plan
Administrator) in connection with the administration of the Plan and the Award. Some data processing may be done outside of the country in which the Participant is employed, where laws and practices relating to the protection of personal data may not be as stringent as those in the country in which the Participant is employed, including in the United States of America, but the relevant DB Group Company will take steps to ensure that a Participant's personal information is adequately protected in accordance with the local data protection legislation in the country in which the Participant is employed. Furthermore, in certain circumstances, a Participant's personal data may be disclosed for legal or regulatory purposes, within or outside of the country in which the Participant is employed, such as where a court, the police, or other law enforcement agency or regulatory body requests it.
Depending on the country in which the Participant is employed, the Participant may be entitled to exercise certain rights in respect of the Participant's personal data, such as the right to request correction of, or access to a copy of, the Participant's personal data held by the relevant DB Group Company. To find out more about how to exercise those rights, or in case of any questions about how personal data is used, a Participant should contact the Participant's local HR department, or the local Data Protection Officer of the DB Group Company that employs the Participant.
Entire agreement: These Plan Rules together with the Award Information (and, if any Performance Condition
is set out in an Award Letter, that Award Letter) set forth the entire understanding of the parties with respect to the Award described in the Award Information. Any agreement, arrangement or communication, whether oral or written, pertaining to the Award described in the Award Information is hereby superseded and the foregoing Award shall be subject to the provisions
10.12 of these Plan Rules. To the extent that there is any inconsistency between these Rules and the Award
Information or other communications, these Plan Rules shall prevail.

11.Notices
11.1.Form of notices: All notices or other communications with respect to these Plan Rules shall be in writing and be delivered in person, by email, by facsimile transmission, by registered mail (return receipt requested, postage prepaid) or as may otherwise be indicated by the Plan Administrator (including via any online computer processes established by the Plan Administrator).
Notices or communications to the Plan Administrator or any DB Group Company shall be sent to the following address (or to such other address or in such other manner for the Plan Administrator or any DB Group
Company as shall be notified to the Participant):
Plan Administrator (or DB Group Company)
HR Performance & Reward
c/o DB Group Services (UK) Limited 21 Moorfields
London EC2Y 9DB United Kingdom
11.2.When notices take effect: Notices or other communications shall take effect:
a.if delivered by hand, upon delivery;
b.if posted, upon delivery, or, in relation to communications sent to a Participant by first class post, 10.00
a.m. (UK time) on the second day after posting if earlier;
c.if sent by facsimile or email, when a complete and legible copy of the relevant communication, whether that sent by facsimile or email (as the case may be) or a hard copy sent by post or delivered by hand, has been received at the appropriate address; and
d.if sent via any online computer processes established by the Plan Administrator, when that communication is registered by the system or acknowledged by the Participant, as the case may be.
11.3.Participants' contact details: It is each Participant's responsibility to keep the Plan Administrator updated with any change to address and other contact details for that Participant. By participating in the Plan, each
Participant acknowledges and agrees that the Participant shall have no claim for compensation or otherwise for any loss suffered as a result of, or in connection with, a failure to keep contact details updated. Any notice or other communication given to a Participant by the Plan Administrator or any DB Group Company shall be validly given if sent to the last address validly notified to the Plan Administrator by the Participant (or in the
absence of any such notification to the address that the Plan Administrator reasonably believes to be that
Participant's address, or to be that Participant's address before any change of address which has not been validly notified to the Plan Administrator).
12.Applicable law and jurisdiction
Interpretation of these Plan Rules shall be governed by and construed in accordance with the laws of England and
Wales to the exclusion of the rules on the conflict of laws. All disputes arising out of or in connection with this Award shall be subject to the exclusive jurisdiction of the courts of England and Wales.
The effective date of this document is March 1, 2026.
These Plan Rules (as may be amended from time to time) apply to all Awards granted on or after this Date and before
Plan Rules are issued with a later effective date which will supersede and replace these Plan Rules in relation to future grants of Awards.

Deutsche Bank Equity Plan 2026
Schedule 1: Cash Plan
This schedule (“Schedule 1”) contains the rules of the Deutsche Bank Cash Plan and is usually applicable to employees in
Brazil, China, Czech Republic, Israel, Netherlands, Russia, Saudi Arabia, South Africa, Turkey, Ukraine and Vietnam. The
rules of the Deutsche Bank Equity Plan apply to Awards granted under the Deutsche Bank Cash Plan, and such rules are incorporated herein, except as amended by this Schedule 1.
If this Deutsche Bank Cash Plan is used to make an Award to a Participant who is subject to federal taxation in the United
States of America, then references above to the Deutsche Bank Equity Plan shall be to that plan as amended by
Schedule 2. If this Deutsche Bank Cash Plan is used to make an Award to a Participant who is employed by a Russian employing company of the DB Group, then references above to the Deutsche Bank Equity Plan shall be to that plan as amended by Schedule 4.
1.Definitions
The definition of “Award” in Rule 2 is replaced with the following definition:
“Award” means an award of a conditional right to receive an amount of cash following the Release Date calculated in accordance with this Plan by reference to the value of DB Shares, which may be an Annual Award,
New Hire Award, Retention Award, or Upfront Award. An Award will not give a Participant any right to DB Shares.
The definition of “Delivery” in Rule 2 is replaced with the following definition:
“Delivery” means the payment of an amount of cash in settlement of an Award to a Participant or the Participant’s
Representative.
The definition of “Plan” in Rule 2 is replaced with the following definition:
“Plan” means the Deutsche Bank Cash Plan as governed by the Plan Rules, except as amended by this Schedule 1.
2.Awards
2.1.Rule 4.3(b) is replaced with the following:
b)the number (or maximum number in the case of an Award subject to a Performance Condition) of DB
Shares by reference to which the amount of cash payable under the Award is calculated;
2.2.Rule 4.8 is replaced with the following:
4.8Dividend Equivalents: If a dividend is declared in relation to DB Shares during the Retention Period of an
Award (or after the date an Award would have Vested but for a delay in the Vesting Date pursuant to Rule 6.6 and before the Release Date), the Committee may in its sole discretion determine that a Dividend Equivalent shall apply to that Award. A Dividend Equivalent is a right to receive a cash payment on the Release Date. The payment is based on the dividends that would have been paid during the Retention Period (or the period from the original Vesting Date before any delay to the Release Date, as applicable) on the number of Vested DB
Shares that remain subject to the Award at the Release Date (as it may be deferred or delayed). The terms of
Dividend Equivalents shall be determined by the Committee, and, subject to this determination by the
Committee, the Plan Administrator shall determine the manner of calculation of the Dividend Equivalents.
Dividend Equivalents shall be subject to the same provisions in these Rules as to forfeiture as the underlying
Award, including but not limited to suspension, forfeiture, lapse and clawback.

3.General forfeiture and clawback
3.1.Rule 6.4 is replaced with the following:
6.4Failure to provide details of bank account: If the Participant has not provided details of a valid bank account in accordance with Rule 7.3 (if required by the Plan Administrator), the Committee may in its
sole discretion at any time before Delivery of the Award forfeit that Award, and neither the Participant nor any Representative shall have any claim for compensation in relation to that forfeiture.
3.2.Rule 6.6 is replaced with the following:
6.6    Suspension:
a.If the Committee considers that circumstances may be such that forfeiture may result under Rule
5.3(a), Rule 6.1(a) to (f), Rule 6.2, Rule 6.3, Rule 6.5 or Rule 6.7, the Vesting Date and/ or the Release
Date and/or the Delivery Date for an Award may at the sole discretion of the Committee be delayed until after those circumstances have been investigated (including, but not limited to, pursuant to any investigation referred to in Rule 6.2) and a determination regarding forfeiture has been made.
b.In addition, and without limitation to rule 6.2(d), the Committee may delay the Vesting Date and/or the Release Date and/or the Delivery Date of an Award in order to comply with, or to enable the compliance with, prevailing regulatory requirements (which, for the avoidance of doubt, includes any legislation or guidance published by a regulator from time to time and (without limitation)
sections 7 of InstitutsVergV and 45 para. 2 sentence 1 no. 5a, 6 of the German Banking Act
(Kreditwesengesetz) (in each case, as may be amended, modified or replaced from time to time)).
c.Where the Vesting Date and/or Release Date and/ or the Delivery Date for an Award is delayed under Rule 6.6(a), a determination has been made not to forfeit an Award (or portion of an Award), and the Committee determines that the Participant has suffered a disadvantage as a result of the delay caused by the suspension due to changes in the value of a DB Share or changes in the relevant foreign exchange rates between the original Vesting Date or Release Date or Delivery Date
(as applicable) and the delayed Vesting Date or Release Date or Delivery Date (as applicable), the relevant DB Group Company shall make a payment of an appropriate sum to the Participant by way of compensation calculated in accordance with the practice of the DB Group, provided that in no event may any such sum exceed the difference in the value of the relevant DB Shares at the original
Vesting Date or Release Date or Delivery Date (as applicable) and the delayed Vesting Date or
Release Date or Delivery Date (as applicable).
d.Where the Vesting Date and/or the Release Date is delayed under this provision, the Award or
Tranche of any Award shall not be subject to forfeiture: (i) under Rule 5.3(b), (c) or (d) if the
Participant ceases to be a DB Employee after the original Vesting Date of the Award for reasons described in those Rules; (ii) under Rule 6.5 if the Participant ceases to be a Public Service Employee after the original Vesting Date of the Award; (iii) under Rule 5.3(e) or (f) if the Participant ceases to be a DB Employee after the original Release Date of the Award for reasons described in those Rules;
or (iv) under Rule 6.5 if the Participant ceases to be a Public Service Employee after the original
Release Date of the Award.
3.3.Rule 6.8 is replaced with the following:
6.8  Clawback of Awards Delivered to Material Risk Takers:
a.This Rule 6.8 applies in relation to an Award (or, where applicable, Tranches of an Award) Delivered to a Participant who was a Material Risk Taker in any part of the Performance Period in relation to which the Award is made, and the Committee has determined that applicable laws or regulations required that a provision such as this Rule 6.8 apply to that Award, if the Committee determines in its sole discretion that the Material Risk Taker has during that Performance Period:
i.participated to a significant extent in or been responsible for conduct that has resulted in significant loss save that on the basis of prevailing requirements, in extreme exceptional cases the Material Risk Taker does not have to have been at fault due to the materiality of the loss; or
ii.participated to a significant extent in or  been responsible for conduct that has resulted in a material regulatory sanction for any DB Group Company (which, for the avoidance of doubt, shall include any significant supervisory measure imposed on DB Group or any DB Group
Company); or

iii.failed to comply to a significant extent with relevant external or internal rules regarding appropriate standards of conduct (including, without limitation, standards of fitness and propriety and/or any Applicable DB Group Policy or Procedure) within the ambit of section 18 para 5 sentence 3 no. 2 of InstitutsVergV or the equivalent provision in any other applicable regulation.
iv.where the Committee determines, in its sole discretion, that clawback is required on the basis of prevailing regulatory requirements (which includes any legislation or guidance published by a regulator from time to time). For the avoidance of doubt, this includes any order made by the
German Federal Financial Supervisory Authority (BaFin) or any other competent regulatory authority, including the US Securities and Exchange Commission (SEC) and applicable securities listing exchanges in relation to such regulatory or other legal requirements. Clawback required by such rules or laws, may also include awards delivered as well as made in the performance period, and, for the avoidance of doubt,
may include awards that are permitted to be recovered in satisfaction of the compliance obligations of such rules or laws, if such recovery is the selected method of recovery that the Committee determines is appropriate, alone or in combination with other methods or means of recovery.
Clawback under this Rule 6.8 may occur either before or after the Participant ceases to be a DB
Employee for any reason.
b.Where the Committee determines that this Rule 6.8 applies in relation to an Award (or Tranche of an
Award), the Participant shall be required to reimburse the Clawback Amount to the DB Group in accordance with the provisions of this Rule 6.8. The Committee shall notify the Participant in writing of the determination and of the Clawback Amount that is due from the Participant (a “Clawback
Notice”).
c.For the purposes of this Rule 6.8, the “Clawback Amount” shall be the amount paid to the
Participant on settlement of the Award (or Tranche of an Award) in accordance with Rule 7.1 before any deduction pursuant to Rule 7.4.
d.The Participant shall reimburse the DB Group for the Clawback Amount by paying the Clawback
Amount to a DB Group Company designated by the Committee, as directed by the Committee, as soon as possible after the Clawback Notice takes effect (as provided in Rule 12.2), and in any event within 30 days of that notice taking effect. If the Participant fails to reimburse the DB Group within
30 days of the notice taking effect, the DB Group reserves all of its rights to obtain reimbursement of the Clawback Amount from the Participant in any way (or any combination of ways) it deems appropriate to the extent permitted by law. Without prejudice to the generality of the foregoing, any DB Group Company shall be entitled to:
i.deduct the relevant sum or part of it from any amounts due to the Participant from that DB
Group Company (including salary) to the extent permitted by applicable law; and/or
ii.institute legal proceedings against the Participant for the recovery of the Clawback Amount or any part of it.
e.If the Participant has paid or is liable to pay any taxation or social security contributions in relation to the Award and the Committee considers that such taxation or social security contributions may not be recovered from or repaid by the relevant tax authority, the Committee at its discretion, may, but is not required to, reduce the Clawback Amount to take account of this amount. Where the
Clawback Amount is so reduced, the Participant shall make reasonable efforts to recover the amount of taxation and social security contributions which resulted in the reduction from the relevant tax authority, and if any such taxation or social security contributions are subsequently recovered by the Participant from the relevant tax authority, the Participant shall pay the amount of any such taxation or social security contributions recovered by the Participant to the DB Group. If the Clawback Amount is reduced as described in this Rule 6.8(e) and a DB Group Company recovers any amount of taxation or social security contributions associated with the reduction, the DB Group
Company shall retain the amount so recovered.
f.Neither the Participant nor any Representative shall have any claim for compensation as a result of the operation of this Rule 6.8.
g.This Rule 6.8 shall not apply to an Award unless the Clawback Notice is delivered so as to take effect before the second anniversary of the Last Vesting Date for the Award. For these purposes, the “Last Vesting Date” is the date set forth in the Award Information as the date upon which the
Award Vests, or where the Award is granted in Tranches, the final date set forth in the Award
Information as the date upon which a Tranche of the Award Vests.

4.Award Settlement
4.1.Rule 7.1 is replaced with the following
7.1Time and manner of settlement of an Award: Subject to this Rule 7, as soon as administratively practicable following the Release Date but, in any event, no longer than 70 days after the Release Date, a Vested Award or Tranche shall be settled by way of a cash payment to the Participant via local payroll
(a “distribution”), of an amount equal to the number of DB Shares subject to the Vested Award (taking account of any reduction in that number pursuant to the application of any Performance Condition)
multiplied by a price per share for each DB Share equal to either the average Sales Price or the average
Closing Price per DB Share for the period over the applicable number of trading days of the month in which the Release Date occurs (or such other number of days as the Committee may determine in its sole discretion or as may be required in a particular location for regulatory or tax reasons) and converted using a foreign exchange rate reported at close on the Release Date, or such other DB Share price or foreign exchange rate that the Committee or Plan Administrator deems appropriate, together with any amount payable pursuant to any Dividend Equivalent. Where the Award is settled after a Change of
Control or other event as a result of which the above method of calculating the price per share for a DB
Share is not available, the Committee may determine the relevant price per share in such manner as they determine to be appropriate.
Where an Award is settled following death or Total Disability of a Participant, Delivery may be made to the Participant’s Representative following the Representative evidencing the Participant’s entitlement to so act to the satisfaction of the Committee.
In relation only to a Participant who is subject to federal taxation in the United States of America, the following wording shall be added to the end of the above wording for Rule 7.1:
Where the application of Schedule 2 provides for payment, distribution or Delivery of Awards before the
Release Date, the references to Release Date in Rule 7.1 shall be taken to be references to that earlier date of payment, distribution or Delivery.
4.2.Rule 7.2 is replaced with the following:
7.2 Payment: Any payment is subject to local payroll cycles and procedures and may be made and/or reported through the Participant’s employer, regardless of any adverse tax consequences this may cause to the Participant. All cash payments will be made via payroll to the Participant’s last known bank account (or such other bank account notified to the Plan Administrator by the Participant).
4.3.Rule 7.3 is replaced with the following:
7.3Bank Account: If required by the Plan Administrator, the Participant or any Representative must provide to the Plan Administrator, before the Release Date or such other date as identified by the Plan
Administrator, details of a valid bank account to which any payment to the Participant is to be made, in a form satisfactory to the Plan Administrator.
4.4.Rule 7.5 is replaced with the following:
7.5Amounts owed by Participant to a DB Group Company: Subject to applicable law, the Plan Administrator or any DB Group Company may withhold such amount and make such arrangements as it considers necessary in relation to the settlement of an Award to recover any amounts owed for any reason by the
Participant to any DB Group Company (“Owed Amounts”). Any amount deducted or otherwise recovered pursuant to this Rule 7.5 shall be treated as Delivered.
4.5.Rule 7.8 is replaced with the following:
7.8 Compliance: The settlement of any Award is subject to any approvals or consents required under any applicable laws or regulations or by any governmental authority, the requirements of any exchange on which DB Shares are traded and any policy adopted by the Compliance Department.

5.General
5.1.Rule 11.7 is replaced with the following:
11.7No right to dividends: An Award does not give any right to dividends or payment in relation to dividends in relation to the DB Shares by reference to which the value of any cash payment is calculated. For the avoidance of doubt, any amounts payable to the Participant in connection with Dividend Equivalents do not constitute dividends on DB Shares (notwithstanding that the amount of those payments is calculated by reference to the amount of dividends paid on DB Shares).
5.2.Rule 11.8 is deleted.

Deutsche Bank Equity Plan 2026
Schedule 2: United States of America Taxpayers
This schedule (“Schedule 2”) modifies the provisions of the Deutsche Bank Equity Plan, as amended from time to time (the
“Plan”) with respect to Awards (1) in relation to which the Participant may, in the absence of the provisions of this Schedule 2, be subject to federal taxation in the United States of America under the provisions of Section 409A, and (2) made to
Participants who are, or are eligible to be a member of a pension plan in the United States of America arranged or provided by or in conjunction with a DB Group Company. The provisions of this Schedule 2 apply automatically to those Awards (whether applicable at the Award Date or not) and supersede any contrary provisions contained in the Plan or any Award Information provided thereunder in relation to the respective Participants.
Any capitalized terms contained but not defined in this Schedule 2 shall have the meaning provided in the Plan. These modifications are made to the Plan with the intent that the Plan be compliant with Section 409A:
1.Definitions
The following definitions are added to Rule 2 of the Plan:
“Qualifying Plan Termination” means a termination of the Plan pursuant to which acceleration of the time and form of payment or distribution is permitted under Section 409A.
“Section 409A” means Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and any regulations promulgated or U.S. Treasury Department or U.S. Internal Revenue Service guidance issued thereunder, as may be in effect from time to time.
The definition of “Retirement” in Rule 2 is replaced with the following provision:
“Retirement” means, for the purposes of the Plan, retirement by a Participant, on or after age 65, provided the Participant has made a valid Election to Retire in connection with the relevant Award.
The definition of “Total Disability” in Rule 2 is replaced with the following provision:
“Total Disability” means either (a) a medically determinable physical or mental impairment (i) that can be expected to either (1) result in death or (2) last for a continuous period of not less than 12 months and (ii) as a result of which the
Participant either (1) becomes unable to engage in any substantial gainful activity or (2) receives income replacement benefits for a period of not less than 6 months under a long-term disability plan covering DB Employees (but in no case shall the receipt of workers’ compensation benefits be considered to qualify as such benefits); or (b) the Participant is deemed Totally Disabled and eligible to receive disability benefits from the US Social Security Administration.
For Participants resident in California, and any other US State where the provisions in Rule 6.5 cease to be enforceable, the definitions "Proof of Certification" and "Restricted Services" do not apply.
2.Retirement and Career Retirement – Election to Retire
All references to "Election to Career Retire" shall be replaced with "Election to Retire". Rules 4.6 and 4.7 shall be replaced with the following:
4.6. Retirement Election – Annual Awards or Upfront Awards: The termination treatment in relation to Retirement or
Career Retirement set out in Rule 5.1(e) shall only apply to an Annual Award or Upfront Award (as applicable) if the
Participant has notified the Plan Administrator during any time period required by the Plan Administrator in relation to that Award that the Participant intends to terminate employment as a DB Employee by reason of Retirement or
Career Retirement in accordance with the procedures established by the Plan Administrator for those purposes (an
"Election" or an "Election to Retire"). An Election shall constitute a binding agreement that may only be modified pursuant to the terms and conditions in the Election. The Plan Administrator may require, among other things, one or more Elections to be made in relation to an Award and may set a time period after which an Election will expire. An
Election shall not be treated as notice of termination of employment given by the Participant, however, a failure to make an Election may result in forfeiture of an Award on termination in circumstances where there would have been no such forfeiture had an Election been made.

4.7Retirement Election – Retention Awards: The termination treatment in relation to Retirement or Career Retirement set out in Rule 5.1(f) shall only apply to a Retention Award if the Participant has notified the Plan Administrator during any time period required by the Plan Administrator in relation to that Retention Award that the Participant intends to terminate employment as a DB Employee (such termination to take effect on or after the Retention Award
Event Date) by reason of Retirement or Career Retirement in accordance with the procedures established by the
Plan Administrator for those purposes (an "Election" or an "Election to Retire"). An Election shall constitute a binding agreement that may only be modified pursuant to the terms and conditions in the Election. The Plan Administrator may require, among other things, one or more Elections to be made in relation to a Retention Award and may set a time period after which an Election will expire. An Election shall not be treated as notice of termination of employment given by the Participant, however, a failure to make an Election may result in forfeiture of a Retention
Award on termination in circumstances where there would have been no such forfeiture had an Election been made.
Rules 5.3(c) and (d) shall be replaced with the following:
5.3    (c) without prejudice to the generality of Rule 5.3(b), an Annual Award that has not Vested shall be automatically forfeited if, at any time prior to the Vesting Date, a Participant who has reached the age of 65 or who meets the
Rule of 60 and Consecutive Service Requirement ceases to be a DB Employee as a result of the Participant resigning or the Participant terminating the Participant's employment with a DB Group Company for any reason in circumstances in which the Participant either failed to make an Election to Retire, or failed to respond to or follow the procedures outlined in Rule 4.6 or to submit an Election in accordance with those procedures in relation to such Annual Award and whose cessation of employment does not fall within the definition of Public
Service Retirement or Agreed Termination;
d.without prejudice to the generality of Rule 5.3(b), a Retention Award that has not Vested shall be automatically forfeited if:
i.at any time prior to the Retention Award Event Date, a Participant ceases to be a DB Employee as a result of the Participant resigning or the Participant terminating the Participant's employment with a DB Group
Company for any reason (and regardless of whether or not the Participant has reached age 65 or meets the
Rule of 60 or Consecutive Service Requirement) unless cessation of employment falls within the definition of Agreed Termination, or
ii.at any time on or after the Retention Award Event Date and prior to the Vesting Date, a Participant who has reached age 65 or who meets the Rule of 60 and Consecutive Service Requirement ceases to be a DB
Employee as a result of the Participant resigning or the Participant terminating the Participant's employment with a DB Group Company for any reason in circumstances in which the Participant either failed to make an Election to Retire, or failed to respond to or follow the procedures outlined in Rule 4.7 or to submit an Election in accordance with those procedures in relation to such Retention Award and whose cessation of employment does not fall within the definition of Public Service Retirement or Agreed
Termination;
Rule 5.3(f) shall be replaced with the following:
(f)without prejudice to the generality of Rule 5.3(e), an Upfront Award shall be automatically forfeited if, at any time prior to the Release Date, a Participant who has reached age 65 or who meets the Rule of 60 and Consecutive
Service Requirement ceases to be a DB Employee as a result of the Participant resigning or the Participant terminating the Participant's employment with a DB Group Company for any reason in circumstances in which the
Participant either failed to make an Election to Retire, or failed to respond to or follow the procedures outlined in
Rule
4.6 or to submit an Election in accordance with those procedures in relation to such Upfront Award and whose cessation of employment does not fall within the definition of Public Service Retirement or Agreed Termination;
3.Impact of termination of employment
3.1.Rule 5.2 is hereby replaced with the following:
5.2Termination upon death or Total Disability: If a Participant ceases to be a DB Employee due to death or Total
Disability (documented to the reasonable satisfaction of the Plan Administrator), an Award which is not subject to a
Retention Period or a Performance Condition will, subject to Rule 6.6, Vest in full as soon as practicable after the date of Total Disability or death, to the extent not previously Vested.
Where an Award is subject to a Retention Period or a Performance Condition it will continue to Vest in accordance with the Award Information and subject to these Plan Rules (including, without limitation, the forfeiture provisions of Rule 6), and will remain subject to any applicable Retention Period and Performance Condition.

Notwithstanding anything to the contrary in the Plan or any Award Information, neither the Committee nor the Plan
Administrator shall have the discretion to accelerate the distribution of an Award except as expressly provided in this
Schedule 2 or otherwise in compliance with Section 409A.
4.General forfeiture and clawback
Rules 6.1a,6.1 b,6.1 f and 6.5 shall not apply to Participants who are resident in California and any other US State where the provisions cease to be enforceable.
5.Award Settlement
Rule 7.6 does not apply to Participants who are resident in California, ,or any other state where the provisions in Rule 6.5 cease to be enforceable.
Add the following new Rule 7.9:
7.9Distribution Deadline:
Notwithstanding anything to the contrary in this Schedule 2, the Plan or any Award Information, any payment or distribution due hereunder or thereunder shall be made on a date no later than (i) the end of the calendar year in which the Release Date occurs or (ii) if later, the fifteenth day of the third calendar month following such Release
Date.
6.Corporate events
Awards will Vest and be distributed as provided in the Plan; provided that, notwithstanding anything to the contrary in the Plan or any Award Information:
The provisions of Rule 8.1, Rule 8.2 and Rule 8.3 will be replaced with the following:
8.1Effect of Change of Control on Annual, New Hire and Retention Awards: Subject to Rule 8.3, in the event of a
Change of Control prior to the Vesting Date, the Committee may determine in its sole discretion that all or a portion
(including none) of the Participant’s unvested Award shall Vest or shall Vest at any time thereafter (and the extent to which any Performance Conditions applicable to those Awards shall be treated as satisfied, provided that Rule 6 shall in any case continue to apply), and any such portion of the Award that shall have Vested shall be distributed on the date on which it would have been distributed if the Change of Control had not occurred.
8.2Effect of Change of Control on Vested Awards subject to a Retention Period: In no event shall a Vested Award be settled any earlier than the Release Date as a result of a Change of Control.
8.3Corporate successors: The Plan shall not be automatically terminated by a transfer or sale of the whole or substantially the whole of the assets of Deutsche Bank AG, or by its merger or consolidation into or with any other corporation or other entity, but the Plan or an equivalent equity incentive plan shall be continued after such sale, merger or consolidation subject to the agreement of the transferee, purchaser or successor entity. In the event that the Plan is not continued by the transferee, purchaser or successor entity, the Plan shall, subject to and in accordance with the requirements of Section 409A, terminate subject to the provisions of the Plan, including Rule 7 and Rule 10, and the Participant or any Representative shall have no further claim for compensation arising out of any such termination of the Plan.
7.Administration
The following paragraph is added to the end of Rule 9.1 of the Plan:
The Plan and any Award Information are intended to comply with Section 409A and shall be interpreted, operated and administered accordingly; provided, that, for purposes of the foregoing, references to a term or event (including any authority or right of any DB Group Company or a Participant) being “permitted” under Section 409A shall mean that the term or event will not cause the Award to be subject to taxation under Section 409A.

Rule 9.3 will be replaced with the following:
9.3Forfeiture and Vesting: Subject to the requirements of Section 409A, the Committee shall have full discretion to determine whether or not any of the events or activities set forth in Rule 5 and/or Rule 6 has occurred.
8.Amendment or Termination of the Plan
Awards will Vest and be distributed as provided in the Plan; provided, that notwithstanding anything to the contrary in the Plan or any Award Information:
The provisions of Rule 10 will be replaced with the following:
10.1Termination of Plan: The Committee may terminate the Plan at any time at its sole discretion. In the event of a
Qualifying Plan Termination prior to the Vesting Date, any outstanding Awards shall become fully Vested (and the
Committee shall determine the extent to which any Performance Conditions shall be treated as satisfied) and shall be distributed to the Participant within a reasonable time following the date of such Qualifying Plan Termination, subject to any applicable payment timing requirements or restrictions under Section 409A, and thereafter the
Participant shall cease to have any rights under the Plan or with respect to any Award. In the event of a Plan termination other than a Qualifying Plan Termination prior to the Vesting Date, any outstanding Awards shall continue to Vest and be paid or distributed, if at all, on the date on which it would have otherwise Vested and been paid or distributed, if at all, if the Plan had not been terminated, and thereafter the Participant shall cease to have further rights under the Plan or with respect to any Award, provided, however, that such distribution may be accelerated by the Committee to the extent necessary to avoid adverse tax consequences under Section 409A.
10.2. Amendment of Plan: Subject to the requirements of Section 409A, the Committee may at any time amend, alter or add to all or any of the provisions of the Plan (including, for the avoidance of doubt, the amendment of existing
Schedules and the addition of new Schedules) or of any Award Information or any Performance Condition in any
respect in its sole discretion, provided that the Committee cannot materially adversely affect a Participant’s existing Award except:
1.1.1.with the Participant’s prior consent; or
1.1.2.where the amendment, alteration or addition is made in order to comply with applicable regulatory requirements (which, for the avoidance of doubt, includes any legislation or guidance published by a regulator from time to time).
For the avoidance of doubt no oral representation or statement made by any party, including any manager, officer, or director of any DB Group Company as to the interpretation, application or operation of this Plan or any Awards under it either generally or to any specific set of circumstances shall bind any DB Group Company unless it is confirmed in writing by the Plan Administrator or Senior Executive Compensation Committee.
10.3.  Termination of Awards: Subject to the requirements of Section 409A and the provisions of Rule 5.1, the Committee may, in its sole discretion, decide at any time to replace an Award or a Tranche of an Award with an award of other assets (including cash) or to take such other steps as necessary or appropriate to prevent enlargement or dilution of rights.

Deutsche Bank Equity Plan 2026
Schedule 3: Germany
Set forth below is a summary of the contents of the Schedule to the Deutsche Bank Equity Plan for employees in Germany.
The Germany Schedule consists of procedural descriptions regarding:
–Procedure of the Career Retirement Election
–Implementation of Clawback for Material Risk Takers (MRT)
–Deduction of Tax and Social Security Amounts
–Types of Information with regards to Deferred Awards and access to these Information
Collective agreements covering Deferred Awards have been signed respectively for both managerial and non-managerial staff in Germany. The collective agreements for managerial and non-managerial staff cover the Deferred Awards guiding principles and procedures in a legally binding form regarding:
–Principles of Deferred Awards (Performance Conditions, Retention Periods, Vesting, Release and Delivery)
–Prerequisites for the Delivery/ Payment of Deferred Awards
–Forfeiture of Deferred Awards
–Suspension of Deferred Awards
–Clawback for Material Risk Takers (MRT)
While the collective agreement is the leading document in Germany, the global Plan Rules, Schedules and Award Informations and their respective applicability are referred to complementarily; yet, a majority of the collective agreements’ content is congruent to the Plan Rules and the Schedules for Germany.

Deutsche Bank Equity Plan 2026
Schedule 4: Russian Federation
This Schedule ("Schedule 4") modifies the provisions of the Deutsche Bank Equity Plan, as such may be amended from time to time (the "Plan"). The provisions of this Schedule 4 (i) apply with respect to Participants employed by a Russian employing company of the DB Group, and (ii) supersede any contrary provisions contained in the Plan or any Award Information issued thereunder.
Except as expressly modified herein, all terms and conditions of the Plan are incorporated into this Schedule 4 as if first set forth herein. Any capitalised terms contained but not defined in this Schedule 4 shall have the meaning provided in the Plan.
1.Definitions
The following definitions defined in Rule 2 of the Plan shall be modified as follows:
The definition of "Agreed Termination" in Rule 2 of the Plan shall be replaced with the following provision:
"Agreed Termination" means termination of a Participant's employment with a DB Group Company on the basis of agreement between the Participant and a DB Group Company following the resolution of an employment-related dispute, resolved by the execution of a settlement, separation or compromise agreement containing, among other things, a full release of claims against each DB Group Company by the Participant, and which is approved as an Agreed
Termination by the Committee.
The definition of "Cause" in Rule 2 shall be replaced by the definition of "Misconduct" as follows:
"Misconduct" means in respect of the Participant: (i) any act or omission or series of acts or omissions that, when taken together or alone, constitute a material breach of the terms and conditions of employment; (ii) the conviction of the
Participant by a competent court of law of any crime (other than minor offences that do not adversely affect the business or reputation of any DB Group Company, as determined by the Committee in its sole discretion); (iii) unlawful, unethical or illegal conduct, or any misconduct by the Participant in connection with the performance of the Participant's duties as a
DB Employee or conduct by the Participant otherwise in violation of the terms of the applicable employee handbook or other local policy or contractual documentation; (iv) knowingly failing or refusing to carry out specific lawful instructions from a DB Group Company (or a duly authorised employee or officer of such a company) relating to material matters or duties within the scope of the Participant's responsibilities for a DB Group Company; (v) committing any act involving dishonesty, fraud, misrepresentation, or breach of trust; or (vi) the issuance of any order or enforcement action against the Participant or against any DB Group Company in connection with the Participant's actions or omissions by any regulatory body with authority over the conduct of business by that DB Group Company where the issuance of that order or enforcement action impairs a) the financial condition or business reputation of the DB Group or any DB Group
Company or b) the Participant's ability to perform the Participant's assigned duties (or would have done so if the
Participant were still a DB Employee).
The definition of "Retirement" in Rule 2 shall be replaced with the following provision:
"Retirement" means the actual date of the Participant's retirement in accordance with the applicable Russian Federation law. The definition of “Career Retirement” in Rule 2 shall not apply to participants in Russia.
The definition of "Election to Career Retire" shall not apply to participants in Russia.
The definition of "Total Disability" in Rule 2 shall be replaced with the following provision:
"Total Disability" means the Participant being prevented from engaging in any substantial gainful activity by physical or mental impairment that can be expected to either (i) result in death or (ii) last for a continuous period of not less than 12 months as confirmed by the medical statement issued in accordance with effective Russian legislation and as certified by the Committee, at its sole discretion.
The following definitions are added to Rule 2 of the Plan:
"Cause" means a cause for termination of a Participant's employment as a DB Employee due to the Participant's fault as specified in Article 81 of the Russian Labour Code.
"Russian Labour Code" means the Labour Code of the Russian Federation dated 30 December 2001 No. 197-FZ.

2.Awards
Rule 4.6 and 4.7 shall not apply to participants in Russia
3.Impact of termination of employment
Rule 5.1 (e) and 5.1 (f) is replaced with the following:
1.in relation to Annual Awards and Upfront Awards only, Retirement or Public Service Retirement; or
2.in relation to Retention Awards, Retirement or Public Service Retirement, where the Participant ceases to be a
DB Employee on or after the Retention Award Event Date.
Rule 5.3 (c) and 5.3 (d) and 5.3 (h) shall not apply to participants in Russia Rule 5.4 shall not apply to participants in
Russia
4.General forfeiture
The following Rule 6.1(g) is added to Rule 6.1
g) during or after employment as a DB Employee the Participant is responsible for acts or omissions which comprise
Misconduct.
Rule 6.5 shall not apply to participants in Russia.
5.Amendment or termination of the Plan
Rule 10.2 is replaced with the following:
10.2 Amendment of Plan: The Committee may at any time amend, alter or add to all or any of the provisions of the Plan
(including, for the avoidance of doubt, the amendment of existing Schedules and the addition of new Schedules) or of any
Award Information or any Performance Condition in any respect in its sole discretion. For the avoidance of doubt no oral representation or statement made by any party, including any employee, officer, or director of any DB Group Company as to the interpretation, application or operation of this Plan or any Awards under it either generally or to any specific set of circumstances shall bind any DB Group Company unless it is confirmed in writing by the Plan Administrator or Senior
Executive Compensation Committee.
6.General
Rule 11.1(a) is replaced with the following:
a) The granting of an Award is at the sole discretion of the Committee (or other persons the Committee permits to make
Awards under Rule 4.1), in particular it has the right not to grant an Award, to cancel an Award, or to indefinitely defer payment of an Award. The Committee is not obligated to make any Award, or permit any Award to be made, in the future or to allow DB Employees to participate in any future or other compensation plan even if an Award has been awarded in one or more previous years.
Rule 11.10 is replaced with the following:
11.10 Assignment: Except in accordance with Rule 4.8, an Award, including a Vested Award, is not transferable or assignable by the Participant.
Rule 11.11 is replaced with the following:
11.11 Data Protection: Subject to prior written consent of the Participant given in accordance with the effective Russian legislation, any DB Group Company may collect and process various data that is personal to Participants (including, for example, name and address, taxpayer and social security identification numbers, and employee number or other means of confirming employment and title or position with a DB Group Company) for the purposes of administering the Plan, compliance with any requirement of law or regulation, including tax-related requirements, and the prevention or investigation of crimes and malpractice. This data will be collected directly from the Participant or from the DB Group
Company that employs the Participant. A failure or refusal on the part of the Participant to provide or update the data (or to agree to the uses of the Participant's personal data described above) may result in the DB Group being unable to administer the Plan in respect of the Participant. Subject to prior written consent of the Participant given in accordance with the effective Russian legislation, a DB Group Company may disclose this data to its affiliates or service providers

(including the Plan Administrator) in connection with administration of the Plan. Subject to prior written consent of the
Participant given in accordance with the effective Russian legislation, a DB Group Company may transfer personal data of the Participant for its processing outside Russia where laws and practices relating to the protection of personal data may be weaker than those within Russia, including in the United States of America, but wherever practicable the DB Group will take steps to ensure that Participants' personal information is adequately protected and complies, so far as possible, with the local data protection legislation in Russia. In certain circumstances courts, law enforcement agencies or regulatory agencies within or outside Russia may be entitled to access the data. Depending on the country in which the Participant is employed, the Participant may have the right to request access to, a copy of and correction of information held by the DB
Group and may write to the local Data Protection Officers of the DB Group, at the contact details which will be provided from time to time, for these purposes and also to request that the DB Group specify or explain its policies and procedures in relation to data and the types of data held.
7.Applicable law and jurisdiction
Rule 13 is replaced with the following:
Interpretation of these Plan Rules shall be governed by and construed in accordance with the laws of England and Wales to the exclusion of the rules on the conflict of laws, except when Russian law must apply. All disputes arising out of or in connection with this Award shall be subject to the exclusive jurisdiction of the courts of England and Wales, except in cases of mandatory jurisdiction of Russian courts.

Deutsche Bank Equity Plan 2026
Schedule 5: Canada
[Note: There is no Schedule 5 for 2025, because there are no Canadian participants.]

Deutsche Bank Equity Plan 2026
Schedule 6: France
Addendum for Participants in France governing Qualified Free Share Awards.
1.Purpose
This schedule (“Schedule 6”) modifies the terms of the Deutsche Bank Equity Plan (the “Plan”) with respect to Awards which are intended to be Qualified Free Share Awards (as defined under paragraph 2 below) and are designated as such in the Award Information. For the avoidance of doubt, an Upfront Award (as designated in the Award Information) is not intended to be a Qualified Free Share Award (and will not be designated as such in the Award Information).
The terms and conditions of this Schedule 6 are identical to the Plan except as provided below. They have to be read in conjunction with the Plan Rules. In the event of any conflict between the terms and conditions of this Schedule 6 and the
Plan, the provisions of this Schedule 6 shall prevail for the grants made hereunder.
The purpose of this Schedule 6 is to ensure that Awards are in conformity with the applicable legislation, and notably
French legislation in relation to qualified equity plans in France (see “Qualified Free Share Award” as defined in paragraph
2 below).
DB is committed to ensuring that Schedule 6 is compliant with the French corporate law governing performance shares as well as CRD IV requirements affecting variable compensation settled in shares to any eligible Participants.
The Committee duly appointed by the Management Board has approved the terms of the qualified equity plan, in accordance with the applicable German legislation, and has notably determined the conditions that are applicable in case of disability, and has proceeded to grant Qualified Free Share Awards.
For the avoidance of doubt, under this Plan, the Committee means the Senior Executive Compensation Committee in normal circumstances but may alternatively be the Management Board or any committee or other entity or person designated by the Management Board to act as the decisional body under this Plan.
2.Definitions
The following definitions are added to Rule 2 of the Plan:
“Qualified Free Share Award” means a qualified free share award, as authorised by the ad hoc body of Deutsche Bank AG, within the meaning of:
–Articles L.225-197-1 to L.225-197-6 of the French Commercial Code for legal purposes;
–Article 80 quaterdecies of the French General Tax Code for tax purposes;
–Articles L.242-1, L.137-13 and L.137-14 of the French Social Security Code for social security purposes; and
–French Tax Regulation (BOFIP) dated July 24, 2017 BOI-RSA-20-20-10-20-20170724. The definition of “Award” in
Rule 2 is replaced with the following provision:
“Award” means a conditional right to receive DB Shares (which are newly issued or existing DB Shares purchased by
Deutsche Bank AG at no cost to the Participant) following the Release Date and which is designated as a Qualified Free
Share Award in the Award Information. An Award does not give a Participant a right to subscribe for unissued DB Shares.
The definition of “Subsidiary” in Rule 2 is replaced with the following provision:
“Subsidiary” means a company or other entity of which a Holding Company has a direct or indirect controlling interest or equity or ownership interest which represents more than fifty percent (50%) of the aggregate equity or ownership interest in that company or entity, and, in the case of a Subsidiary of Deutsche Bank:
–in which at least 10% of the voting rights and/or equity is held directly or indirectly by Deutsche Bank AG;
–which holds, directly or indirectly, at least 10% of the voting rights and/or equity in Deutsche Bank AG; or

–which at least 50% of the equity or voting rights are held, directly or indirectly, by a company which itself holds at least 50% of Deutsche Bank AG
The definition of “Total Disability” in Rule 2 is completed with the following provision:
Disabilities as defined in the second and third categories by Article L.341-4 of the French Social Security Code shall be understood as a part of Total Disability.
The definition of “Dividend Equivalents” in Rule 2 is deleted.
3.Interpretation
This Schedule 6 does not amend this Rule.
4.Awards
Rule 4 (Awards) of the Plan is amended as follows:
a.At the end of Rule 4.1 (Eligibility) of the Plan, the following wording is added:
Notwithstanding the above, DB Employees who are eligible to be granted Awards under Schedule 6 shall consist exclusively of employees performing their professional activity in France for the DB Group at some point between the Award Date and before the Vesting Date, or determined as such by the Committee, and with a valid employment contract such as defined at Articles L.225-197¬1 and L.225-197-2 of the French Commercial Code
and/or corporate officers listed hereafter: “President du Conseil d’Administration”, “Directeur General”, “Directeurs
Generaux delegues”, Members of the “Directoire”, “Gerant” of the “Societe par actions” of Deutsche Bank AG or of any parent or subsidiary of Deutsche Bank AG, “President” of the “Societe par Actions Simplifiees”.
An Award may not be granted to employees or corporate officers holding more than 10% of the issued share capital of Deutsche Bank AG or any holder who, after having received DB Shares under this Schedule 6, would hold more than 10% of the issued share capital in Deutsche Bank AG.
b.At the end of Rule 4.2 (Terms of Awards) of the Plan, the following wording is added:
Awards will be settled only by delivery of DB Shares to the Participant. DB Shares that may be delivered pursuant to Awards granted under this Schedule 6 shall not exceed 10% of the share capital of Deutsche Bank AG. Awards granted under this Schedule 6 are also subject to the terms and conditions set forth in this Schedule 6 and the terms of the Award Information.
It is nevertheless expected that none of the Awards made in accordance with the Plan shall be part of a collective award of shares. For the avoidance of doubt, a collective award of shares means the allocation of DB share benefits to all the employees of the company.
Notwithstanding any other provision of the Plan to the contrary (other than Rule 5.2 and Rule 8), the transfer of
Shares to the Participant must not be before the second (2nd) anniversary of the Award Date.
c.A new Rule 4.3(g) is inserted as follows:
g)  that the Award is designated as a Qualified Free Share Award.
d.Rule 4.8 (Dividend Equivalents) is deleted.
e.At the end of Rule 4.9 (Non-transferable Awards) of the Plan the following wording is added:
Further, a Participant to whom an Award under this Schedule 6 is granted shall have no shareholder rights including the right to vote or to receive dividends, until the Award is duly settled and the ownership of the DB
Shares is transferred to the Participant, after the Release Date. For the avoidance of doubt, for Awards subject to a
Retention Period, the Participant shall not acquire shareholder’s rights earlier than the expiration of the applicable
Retention Period.
DB Shares obtained by the Participant pursuant to Awards will be registered in the name of the Participant or be identifiable. They will be registered in the Company’s books in an individual account.
f.A new Rule 4.13 inserted as follows:

4.13Restriction on sale of shares: Notwithstanding any provision of the Plan to the contrary, DB Shares acquired pursuant to an Award shall not be sold:
i.Within ten (10) trading days before and within three (3) days after the publication of Deutsche Bank
AG’s annual consolidated accounts, and;
Within a period starting with the date at which Deutsche Bank AG’s corporate officers have knowledge of information which, if it were made public, would have significant impact on the DB share’s value and ending ten (10) trading days after the information becomes public knowledge.
5.Impact of termination of employment
At the end of Rule 5.2 (Termination upon death or Total Disability) of the Plan the following sentence is added:
In case of Total Disability, the Committee has resolved that the provisions specified in this Rule 5.2 shall apply to French
Qualified Free Share Awards.
Rule 5.3 (Termination resulting in forfeiture) of the Plan is amended by the addition of the following wording at the end:
Notwithstanding the above, where an Award not subject to a Retention Period then the forfeiture provisions under Rules
5.3(b) and (c) will cease to apply for the first Tranche of that Award on the first anniversary of the Award Date.
6.General forfeiture
This Schedule 6 does not amend this Rule.
7.Award Settlement
Rule 7 (Award Settlement) of the Plan is amended as follows:
a.The wording “and any DB Shares to be delivered pursuant to Dividend Equivalents” is deleted from Rule 7.1(a).
b.At the end of Rule 7.1 (a) of the Plan, the following sentences are added:
An Award must be settled by the Plan Administrator only in accordance with this Rule 7.1(a). For the avoidance of doubt, the Plan Administrator will not have discretion as to the settlement of an Award made under this Schedule 6. Awards will be settled only by delivery of DB Shares to the Participant.
c.Rules 7.1 (b) and 7.1 (c) and the penultimate paragraph of Rule 7.1 (“For the purposes of Rule 7.1(c)...”) of the Plan are deleted by this Schedule 6.
d.Rules 7.2 “Payment” of the Plan is deleted by this Schedule 6.
e.At the end of Rule 7.4 “Tax and social security and other statutory withholding” of the Plan, the following sentence is added:
If the Participant has exercised a professional activity in France prior to the Vesting Date, a withholding tax will be assessed on the portion of the vested gain related to the French source activity realized by the non-French tax resident
Participant, in accordance with Article 182 A ter of the French tax code.
8.Corporate events
Rule 8 (Corporate events) of the Plan is amended as follows:
a.Rule 8.2 (Effect of Change of Control on Vested Awards subject to a Retention Period) is amended to read as follows:
Except as may otherwise be specified in a Participant’s Award Information, on or before the occurrence of a Change of Control, the Committee shall have the discretion to determine as to whether the Retention Period to which a

Vested Award (whether Vested pursuant to Rule 8.1 or otherwise) is subject shall be treated as ending before the
Release Date specified in the Award Information as a result of the Change of Control.
As per Article L.225-197-1 III of the French Commercial Code, in the event of the exchange of DB Shares without cash payment resulting from a merger occurring before the Vesting Date or during the Retention Period and in the event of share exchange resulting from a public offer, the provisions relating to Vesting and the Retention Period shall remain applicable, unless the Committee decides otherwise pursuant to Rule 8 of the Plan
b.At the end of Rule 8.4 (Changes in capitalisation), the following paragraphs are added:
Additional fractional shares or additional shares transferred as a result of this Rule will not be recognized as Qualified
Free Share Awards.
If any capital operation restrictively listed under Article L. 225-181 of the French Commercial Code is realized by the company, the Board or the Committee may adjust the number of Qualified Awards granted to the French
Participants.
9.Administration
This Schedule 6 does not amend this Rule.
10.Amendment or termination of the Plan
Rule 10 (Amendment or termination of the Plan) of the Plan is amended as follows:
a.At the end of Rule 10.2 (Amendment of the Plan), the following paragraph is added:
This Schedule 6 has been drafted based on French legislation in force at the present time. The Committee shall have discretion to amend any provisions of this Schedule 6 in order to take into account any amendment or modification of French legislation (including subsequent official comments from the French tax authorities). The Committee reserves the right to adjust or cancel Awards and consider any replacement awards in cash or in shares in case new legislation affecting these awards would (i) contradict its compensation policy and notably DB Group governance rules adopted in conformity with CRD IV applicable legislation and (ii) change any tax and social security treatment for DB and/or the Participants when compared to the French legislation in force on the Award Date.
b.Rule 10.3 (Termination of Awards) of the Plan is deleted.
11.General
Rule 11.7 (No right to dividends) of the Plan is hereby replaced with the following:
11.1.No shareholder rights: Notwithstanding any provisions to the contrary, an Award does not give any shareholder rights, including the right to vote or to receive dividends, until Delivery of the DB Shares after the Release
Date.
12.Notices
This Schedule 6 does not amend this Rule.
13.Applicable law and jurisdiction
This Schedule 6 does not amend this Rule.

Deutsche Bank Equity Plan 2026
Schedule 7: New Hire
The rules of the Deutsche Bank Equity Plan apply to Awards granted under schedule (“Schedule 7”), and such rules are incorporated herein, except as amended by this Schedule 7.
If this Schedule 7 applies to an Award made under Schedule 1 to the Deutsche Bank Equity Plan (the Deutsche Bank Cash
Plan), then references above to the Deutsche Bank Equity Plan shall be to that plan as amended by Schedule 1. If this
Schedule 7 applies to an Award to a Participant who is subject to federal taxation in the United States of America, then references above to the Deutsche Bank Equity Plan shall be to that plan as amended by Schedule 2. If this Schedule 7 applies to an Award to which Schedule 3 also applies, then references above to the Deutsche Bank Equity Plan shall be to that plan as amended by Schedule 3. If this Schedule 7 applies to an Award to a Participant who is employed by a Russian employing company of the DB Group, then references above to the Deutsche Bank Equity Plan shall be to that plan as amended by
Schedule 4. If this Schedule 7 applies to an Award designated as a Qualified Free Share Award in accordance with Schedule 6, then the references above to the Deutsche Bank Equity Plan shall be to that plan as amended by Schedule 6. If this Schedule
7 applies to an Award to which Schedule 10 also applies, then references above to the Deutsche Bank Equity Plan shall be to that plan as amended by Schedule 10.
1.Definitions
The definition of “Career Retirement” in Rule 2 is replaced with the following:
“Career Retirement” means voluntary termination of employment as a DB Employee by a Participant who has complete years of age plus number of complete years of service as a DB Employee equaling 60 or more (“Rule of 60”), provided however that the Participant must have five or more complete years of consecutive service (the “Consecutive Service
Requirement”) as a DB Employee on or before the most recent date of termination of employment and provided the
Participant has made a valid Election to Career Retire in connection with the relevant Award. If the Consecutive Service
Requirement is satisfied, the number of complete years of service used to calculate the Rule of 60 may also include any period of employment as a DB Employee prior to a break in continuous service. Where a Participant evidences to the satisfaction of the Committee (in its absolute discretion) within 3 months of the date the Participant becomes a DB
Employee (or such longer period as the Committee may permit) that, had the Participant remained employed by the employer who employed the Participant immediately before the Participant became a DB Employee (the “Previous
Employer”), the Participant would have been entitled to retire at some point within five years of the time the Participant became a DB Employee and retain outstanding awards made to the Participant by the Previous Employer, under a provision which is broadly equivalent to the Career Retirement provisions of this Plan (and which takes account of the age of the Participant), then the Rule of 60 shall not apply for the purpose of this definition but the Consecutive Service
Requirement and the requirement to make an Election shall still apply. Where such a Participant further so evidences that the Participant would, at the time of ceasing employment with the Previous Employer, have been entitled to retire and retain outstanding awards made to the Participant by the Previous Employer, under such a provision, then in addition to the Rule of 60 not applying, the Consecutive Service Requirement shall be reduced to three or more years of consecutive service (the “Reduced Consecutive Service Requirement”).
2.Termination resulting in forfeiture
Rule 5.3(c) shall be replaced with the following:
“without prejudice to the generality of Rule 5.3(b), an Annual Award that has not Vested shall be automatically forfeited if, at any time prior to the Vesting Date, a Participant who meets the Rule of 60 (where that rule applies for the purposes of the definition of “Career Retirement”) and Consecutive Service Requirement (or Reduced Consecutive Service
Requirement, as applicable) ceases to be a DB Employee as a result of the Participant resigning or the Participant terminating the Participant’s employment with a DB Group Company for any reason in circumstances in which the
Participant either failed to make an Election to Career Retire, or failed to respond to or follow the procedures outlined in
Rule 4.6 or to submit an Election in accordance with those procedures in relation to such Annual Award and whose cessation of employment does not fall within the definition of Retirement, Public Service Retirement or Agreed
Termination;”
Rule 5.3(f) shall be replaced with the following:
“without prejudice to the generality of Rule 5.3(e), an Upfront Award shall be automatically forfeited if, at any time prior to the Release Date, a Participant who meets the Rule of 60 (where that rule applies for the purposes of the definition of
“Career Retirement”) and Consecutive Service Requirement (or Reduced Consecutive Service Requirement, as applicable)
ceases to be a DB Employee as a result of the Participant resigning or the Participant terminating the Participant’s employment with a DB Group Company for any reason in circumstances in which the Participant either failed to make an
Election to Career Retire, or failed to respond to or follow the procedures outlined in Rule 4.6 or to submit an Election in accordance with those procedures in relation to such Upfront Award and whose cessation of employment does not fall within the definition of Retirement, Public Service Retirement or Agreed Termination;”

Deutsche Bank Equity Plan 2026
Schedule 8: Severance Awards
Schedule governing Severance Award
1Purpose
This schedule (“Schedule 8”) modifies the terms of the Deutsche Bank Equity Plan (the “Plan”) with respect to Awards which are intended to be Severance Awards and are designated as such in the Award Information.
Severance Awards are intended to be granted to DB Employees who are shortly to cease to be DB Employees or to former DB Employees (relating to their employment by a DB Group Company), in circumstances where the Committee has determined that such an Award would be appropriate, taking into account the applicable regulatory framework.
The purpose of Severance Awards is to seek to ensure that the interests of Participants continue to align with the interests of the DB Group following their ceasing to be DB Employees, notwithstanding Rule 1 of the Plan.
2Application of Plan
The rules of the Plan, as amended by this Schedule 8, apply to Severance Awards granted under this Schedule 8.
3Definitions
The following definition is added to Rule 2 of the Plan:
“Severance Award” means any Award referred to as a Severance Award in the Award Information. The definition of
“Award” in Rule 2 is replaced with the following provision:
“Award” means a conditional right to receive DB Shares following the Release Date granted pursuant to this Plan which may be an Annual Award, New Hire Award, Retention Award, Severance Award or Upfront Award. An Award does not give a Participant a right to subscribe for unissued DB Shares.
4Award Information
Rule 4.3(c) shall be replaced with the following:
“c) the type of Award (Annual, New Hire, Retention, Severance or Upfront Award);”
5Termination
A new Rule 5.1(g) shall be added as follows:
“g) in relation to Severance Awards only, ceasing to be a DB Employee as anticipated when the Severance Award was granted. “
6Corporate Events
The heading of Rule 8.1 shall be changed to:
“8.1 Effect of Change of Control on Annual, New Hire, Retention and Severance Awards:”

Deutsche Bank Equity Plan 2026
Schedule 9: Italy
This schedule ("Schedule 9") modifies the provisions of the Deutsche Bank Equity Plan, as amended from time to time (the
"Plan") with respect to Awards made to a Participant who is employed by Deutsche Bank S.p.A. or Deutsche Bank Mutui S.p.A.
at the Award Date. The provisions of this Schedule 9 apply automatically to those Awards and supersede any contrary provisions contained in the Plan or any Award Information issued thereunder in relation to those Participants.
If this Schedule 9 applies to an Award to a Participant who is subject to federal taxation in the United States of America, then references above to the Deutsche Bank Equity Plan shall be to that plan as amended by Schedule 2.
1.Additional forfeiture provisions
Rule 6.7 (Additional forfeiture provisions for Material Risk Takers) is replaced with the following:
6.7Additional forfeiture provisions: In addition to the other forfeiture provisions contained in the Plan Rules (and without prejudice to the operation of those provisions), any part of an Award that has not been Delivered shall be forfeited, without any claim for compensation by the Participant or any Representative, if the Committee determines in its sole discretion that the Participant has during the Performance Period in relation to which that
Award was made:
a.participated to a significant extent in or been responsible for conduct that has resulted in significant loss, save that on the basis of prevailing regulatory requirements, in extreme exceptional cases the participant does not have to have been at fault due to the materiality of the loss, or
b.participated to a significant extent in or been responsible for conduct that has resulted in a material regulatory sanction (which, for the avoidance of doubt, shall include any significant supervisory measure imposed on DB Group or any DB Group Company) for any DB Group Company; or
c.failed to comply to a significant extent with relevant external or internal rules regarding appropriate standards of conduct (including, without limitation, standards of fitness and propriety and/or any Applicable DB Group Policy or
Procedure) within the ambit of section 18 para 5 sentence 3 no. 2 of InstitutsVergV or a similar provision in any other applicable regulation.
2.Clawback of Awards
Rule 6.8(a) is replaced with the following:
a.This Rule 6.8 applies in relation to an Award (or, where applicable, Tranches of an Award) Delivered to a Participant if
the Committee determines in its sole discretion that the Participant has during the Performance Period in relation to which the Award is made:
i.participated to a significant extent in or been responsible for conduct that has resulted in significant loss, save that on the basis of prevailing regulatory requirements, in extreme exceptional cases the participant does not have to have been at fault due to the materiality of the loss, or
ii.participated to a significant extent in or been responsible for conduct that has resulted in a material regulatory sanction for any DB Group Company; or
iii.failed to comply to a significant extent with relevant external or internal rules regarding appropriate standards of conduct (including, without limitation, standards of fitness and propriety and/or any Applicable DB Group
Policy or Procedure) within the ambit of section 18 para 5 sentence 3 no. 2 of InstitutsVergV or the equivalent provision in any other applicable regulation.

Deutsche Bank Equity Plan 2026
Schedule 10: United Kingdom
This schedule (“Schedule 10”) modifies the provisions of the Deutsche Bank Equity Plan, as amended from time to time
(the “Plan”) with respect to Awards made to Participants who (1) are employed by a DB Group Company situated in the
United Kingdom, and (2) are Material Risk Takers for the purposes of the Rulebook of any DB Group Company situated in the United Kingdom in any part of a Performance Period in relation to which an Award is made or, in respect of clause 3 below, were a material risk taker for the purposes of the Rulebook at their former employer(s). The provisions of this
Schedule 10 supersede any contrary provisions contained in the Plan or any Award Information provided thereunder in relation to those Participants.
Except as expressly modified herein, all terms and conditions of the Plan are incorporated into this Schedule 10 as is first set forth herein. Any capitalised terms contained but not defined in this Schedule 10 shall have the meaning provided in the Plan.
1Definitions
The following definitions are added to Rule 2 of the Plan:
“Clawback Period” means (i) a period of 7 years from the Award Date; or (ii) in the case of PRA senior management function holder, a period of 7 years from the Award Date or 10 years from the Award Date where a DB Group Company has commenced an investigation, or has been notified by any competent regulatory authority that an investigation has been commenced, into facts or events which the Committee considers could potentially lead to the application of clawback were it not for the expiry of the clawback period; (iii) in the case of a Material Risk Taker for the purposes of InstitutsVergV, if later, the period ending on the second anniversary of the Last Vesting Date for the Award.
“FCA” means the United Kingdom Financial Conduct Authority, and any successors from time to time. “PRA” means the
United Kingdom Prudential Regulation Authority, and any successors from time to time. “Reduction Notice” has the meaning given to it in the Rulebook.
“Remuneration Code” means the Senior Management Arrangements, Systems and Controls 19D Dual regulated Firms
Remuneration Code, as amended from time to time.
“Remuneration Statement” has the meaning given to it in the Rulebook.
“Rulebook” means the Remuneration Part of the PRA Rulebook, as amended from time to time. The definition of
"Retirement" in Rule 2 of the Plan is replaced with the following:
"Retirement" means retirement at pensionable age as determined in accordance with the pension plan arranged or provided by or in conjunction with a DB Group Company, of which the Participant is, or is eligible to be, a member, provided the Participant has made a valid Election to Retire in connection with the relevant Award.
2General
For the avoidance of doubt, references to:
–“any other competent regulatory authority” in Rule 6.2(d) shall include the PRA and the FCA;
–“applicable laws or regulations" in Rule 6.7 shall include the Rulebook and the Remuneration Code; and
–“other applicable regulation” in Rules 6.7(b) and the definition of “Material Risk Taker” shall include the Rulebook and the Remuneration Code.
3Retirement and Career Retirement – Election to Retire
All references to "Election to Career Retire" shall be replaced with "Election to Retire".
Rules 4.6 and 4.7 shall be replaced with the following:
4.6 Retirement Election – Annual Awards or Upfront Awards: The termination treatment in relation to Retirement or Career
Retirement set out in Rule 5.1(e) shall only apply to an Annual Award or Upfront Award (as applicable) if the Participant has notified the Plan Administrator during any time period required by the Plan Administrator in relation to that Award that the Participant intends to terminate employment as a DB Employee by reason of Retirement or Career Retirement in accordance with the procedures established by the Plan Administrator for those purposes (an "Election" or an "Election to
Retire"). An Election shall constitute a binding agreement that may only be modified pursuant to the terms and conditions in the Election. The Plan Administrator may require, among other things, one or more Elections to be made in relation to an Award and may set a time period after which an Election will expire. An Election shall not be treated as notice of termination of employment given by the Participant, however, a failure to make an Election may result in forfeiture of an
Award on termination in circumstances where there would have been no such forfeiture had an Election been made.
4.7 Retirement Election – Retention Awards: The termination treatment in relation to Retirement or Career Retirement set out in Rule 5.1(f) shall only apply to a Retention Award if the Participant has notified the Plan Administrator during any time period required by the Plan Administrator in relation to that Retention Award that the Participant intends to terminate employment as a DB Employee (such termination to take effect on or after the Retention Award Event Date) by reason of Retirement or Career Retirement in accordance with the procedures established by the Plan Administrator for those purposes (an "Election" or an "Election to Retire"). An Election shall constitute a binding agreement that may only be modified pursuant to the terms and conditions in the Election. The Plan Administrator may require, among other things, one or more Elections to be made in relation to a Retention Award and may set a time period after which an
Election will expire. An Election shall not be treated as notice of termination of employment given by the Participant, however, a failure to make an Election may result in forfeiture of a Retention Award on termination in circumstances where there would have been no such forfeiture had an Election been made.
Rules 5.3(c) and (d) shall be replaced with the following:
c.without prejudice to the generality of Rule 5.3(b), an Annual Award that has not Vested shall be automatically forfeited if, at any time prior to the Vesting Date, a Participant who has reached pensionable age (as referred to in the definition of "Retirement") or who meets the Rule of 60 and Consecutive Service Requirement ceases to be a
DB Employee as a result of the Participant resigning or the Participant terminating the Participant's employment with a DB Group Company for any reason in circumstances in which the Participant either failed to make an
Election to Retire, or failed to respond to or follow the procedures outlined in Rule 4.6 or to submit an Election in accordance with those procedures in relation to such Annual Award and whose cessation of employment does not fall within the definition of Public Service Retirement or Agreed Termination;
d.without prejudice to the generality of Rule 5.3(b), a Retention Award that has not Vested shall be automatically forfeited if:
i.at any time prior to the Retention Award Event Date, a Participant ceases to be a DB Employee as a result of the Participant resigning or the Participant terminating the Participant's employment with a DB Group
Company for any reason (and regardless of whether or not the Participant has reached pensionable age (as referred to in the definition of "Retirement") or meets the Rule of 60 or Consecutive Service Requirement)
unless cessation of employment falls within the definition of Agreed Termination, or
ii.at any time on or after the Retention Award Event Date and prior to the Vesting Date, a Participant who has reached pensionable age (as referred to in the definition of "Retirement") or who meets the Rule of 60 and
Consecutive Service Requirement ceases to be a DB Employee as a result of the Participant resigning or the
Participant terminating the Participant's employment with a DB Group Company for any reason in circumstances in which the Participant either failed to make an Election to Retire, or failed to respond to or follow the procedures outlined in Rule 4.7 or to submit an Election in accordance with those procedures in relation to such Retention Award and whose cessation of employment does not fall within the definition of
Public Service Retirement or Agreed Termination;
Rule 5.3(f) shall be replaced with the following:
(f)without prejudice to the generality of Rule 5.3(e), an Upfront Award shall be automatically forfeited if, at any time prior to the Release Date, a Participant who has reached pensionable age (as referred to in the definition of
"Retirement") or who meets the Rule of 60 and Consecutive Service Requirement ceases to be a DB Employee as a result of the Participant resigning or the Participant terminating the Participant's employment with a DB Group
Company for any reason in circumstances in which the Participant either failed to make an Election to Retire, or failed to respond to or follow the procedures outlined in Rule 4.6 or to submit an Election in accordance with those procedures in relation to such Upfront Award and whose cessation of employment does not fall within the definition of Public Service Retirement or Agreed Termination;

4Buy-outs
A new Rule 4.12 is added as follows:
4.12 “buy-out” or “replacement”
Where a New Hire Award structured, or referred to, as a “buy-out” or “replacement” in the Award Information, is proposed to be granted under the Plan in respect of an award that was (i) granted to the relevant DB Employee by their former employer(s) in respect of a period during which they were a material risk taker for the purposes of the Rulebook; and (ii)
forfeited as a result of their accepting an offer of employment with the DB Group, the New Hire Award may only be made if the relevant DB Employee has provided a DB Group Company with a Remuneration Statement.
A new Rule 6.9 is added as follows:
6.9 Reduction Notice
In addition to the other forfeiture provisions contained in the Plan Rules (and without prejudice to the operation of those provisions), if a DB Group Company receives a Reduction Notice from a Participant’s former employer, any part of a New
Hire Award that was granted in respect of a forfeited award listed in the Remuneration Statement provided by the
Participant that has: a) not been Delivered shall be forfeited in the amount set out in the Reduction Notice; and b) been
Delivered shall, where the Reduction Notice has been received during the Clawback Period, be reimbursed by the
Participant to the DB Group in accordance with Rule 6.8 and references in Rule 6.8 to the “Clawback Amount” shall be to such amount as is set out in the Reduction Notice less any amounts recovered under Rule 6.9(a).
5Clawback of Awards delivered to Material Risk Takers for the purposes of the
Rulebook
Rule 6.8(a) is hereby replaced with the following:
a.This Rule 6.8 applies in relation to an Award (or, where applicable, Tranches of an Award) Delivered to a Participant who was a Material Risk Taker for the purposes of the Rulebook in any part of the Performance Period in relation to which the Award is made, and the Committee has determined that applicable laws or regulations require that a provision such as this Rule 6.8 apply to that Award, if the Committee determines in its sole discretion that:
i.the Participant’s actions or omissions have amounted to misbehaviour or material error; and /or
ii.Deutsche Bank or the relevant business unit has suffered a material failure of risk management.
In making its determination, the Committee shall take into account all factors that it reasonably considers to be relevant
(including, whether the Participant (I) has participated to a significant extent in, or was responsible for, conduct which resulted in significant loss, or on the basis of prevailing regulatory requirements, in extreme exceptional cases the
Material Risk Taker does not have to have been at fault due to the materiality of the loss, or a material regulatory sanction for any DB Group Company (which, for the avoidance of doubt, shall include any significant supervisory measure imposed on DB Group or any DB Group Company); or (II) failed to comply to a significant extent with relevant external or internal rules regarding appropriate standards of conduct (including, without limitation, standards of fitness and propriety and/or any Applicable DB Group Policy or Procedure) and, in respect of Rule 6.8(a)(iii), the Participant’s proximity to the applicable failure and their level of responsibility).
Rule 6.8(b) is hereby replaced with the following:
b.Where the Committee determines that either this Rule 6.8 or Rule 6.9 apply in relation to an Award (or Tranche of an
Award), the Participant shall be required to reimburse the Clawback Amount to the DB Group in accordance with the provisions of this Rule 6.8. The Committee shall notify the Participant in writing of the determination and of the Clawback
Amount that is due from the Participant (a “Clawback Notice”).
Rule 6.8(g) is hereby replaced with the following:
g) This Rule 6.8 shall not apply to an Award unless the Clawback Notice is delivered so as to take effect before the end of the relevant Clawback Period.